Execution Version

CREDIT AGREEMENT
dated as of June 26, 2026
among
ATHENE HOLDING LTD.,
ATHENE ANNUITY RE LTD.,
ATHENE LIFE RE LTD., and
ATHENE USA CORPORATION,
as Borrowers,
THE LENDERS FROM TIME TO TIME PARTY HERETO,
CITIBANK, N.A.,
as Administrative Agent,
BANK OF AMERICA, N.A.,
BARCLAYS BANK PLC,
JPMORGAN CHASE BANK, N.A.,
MORGAN STANLEY SENIOR FUNDING, INC.,
ROYAL BANK OF CANADA,
SUMITOMO MITSUI BANKING CORPORATION,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agents

_____________________________________
CITIBANK, N.A.,
BOFA SECURITIES, INC.,
BARCLAYS BANK PLC,
JPMORGAN CHASE BANK, N.A.,
MORGAN STANLEY SENIOR FUNDING, INC.,
RBC CAPITAL MARKETS,
SUMITOMO MITSUI BANKING CORPORATION,
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Book Managers[1]

1 RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.
80572035

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01    Defined Terms    1
Section 1.02    Other Interpretive Provisions    32
Section 1.03    Accounting Terms    32
Section 1.04    Rounding    33
Section 1.05    Times of Day    33
Section 1.06    Timing of Payment or Performance    33
Section 1.07    Pro Forma Compliance    33
Section 1.08    Compliance with this Agreement    34
Section 1.09    Foreign Currencies    34
Section 1.10    Benchmark Replacement Setting.    35
Section 1.11    LLC Divisions    36
ARTICLE II
THE COMMITMENTS AND LOANS
Section 2.01    Loans    37
Section 2.02    Borrowings, Conversions and Continuations of Loans    37
Section 2.03    Prepayments    38
Section 2.04    Termination, Reduction or Increase of Commitments    39
Section 2.05    Repayment of Loans    41
Section 2.06    Interest    41
Section 2.07    Fees    41
Section 2.08    Computation of Interest and Fees    42
Section 2.09    Evidence of Debt    42
Section 2.10    Payments Generally; Administrative Agent’s Clawback    42
Section 2.11    Sharing of Payments by Lenders    44
Section 2.12    Defaulting Lenders    44
Section 2.13    Extension of Commitment Termination Date.    46
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
Section 3.01    Taxes    48
Section 3.02    Illegality    53
Section 3.03    Inability to Determine Rates    54
Section 3.04    Increased Costs; Capital Reserves    55
Section 3.05    Compensation for Losses    56
Section 3.06    Mitigation Obligations; Replacement of Lenders    56
Section 3.07    Survival    57
- i -

Table of Contents (cont.)
Page
ARTICLE IV
CONDITIONS PRECEDENT
Section 4.01    Conditions to Effectiveness    57
Section 4.02    Conditions to all Borrowings    58
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Section 5.01    Existence, Qualification and Power    59
Section 5.02    Authorization; No Contravention    59
Section 5.03    Governmental Authorization; Other Consents    59
Section 5.04    Execution and Delivery; Binding Effect    59
Section 5.05    Financial Statements; No Material Adverse Effect    60
Section 5.06    Litigation    60
Section 5.07    Taxes    60
Section 5.08    Disclosure    61
Section 5.09    Compliance with Laws    61
Section 5.10    ERISA Compliance.    61
Section 5.11    Margin Regulations    61
Section 5.12    Investment Company Act    62
Section 5.13    Anti-Corruption Laws, Sanctions and Beneficial Ownership Regulation    62
ARTICLE VI
AFFIRMATIVE COVENANTS
Section 6.01    Financial Statements and Statutory Statements    62
Section 6.02    Certificates; Other Information    63
Section 6.03    Notices    64
Section 6.04    Preservation of Existence, Etc.    65
Section 6.05    Maintenance of Properties    65
Section 6.06    Maintenance of Insurance    65
Section 6.07    Payment of Tax Liabilities    65
Section 6.08    Compliance with Laws    65
Section 6.09    Books and Records    65
Section 6.10    Inspection Rights    65
Section 6.11    Use of Proceeds    66
ARTICLE VII
NEGATIVE COVENANTS
Section 7.01    Liens    66
Section 7.02    Fundamental Changes    70
Section 7.03    Transactions with Affiliates    71
Section 7.04    Use of Proceeds    73
Section 7.05    Change in Nature of Business    74
- ii -

Table of Contents (cont.)
Page
Section 7.06    Financial Covenants    74
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
Section 8.01    Events of Default    74
Section 8.02    Remedies Upon Event of Default    77
Section 8.03    Application of Funds    77
ARTICLE IX
ADMINISTRATIVE AGENT
Section 9.01    Appointment and Authority    78
Section 9.02    Rights as a Lender    78
Section 9.03    Exculpatory Provisions    78
Section 9.04    Reliance by Administrative Agent    79
Section 9.05    Delegation of Duties    79
Section 9.06    Resignation and Removal of Administrative Agent    80
Section 9.07    Non-Reliance on Administrative Agent and Other Lenders    81
Section 9.08    No Other Duties, Etc.    81
Section 9.09    Administrative Agent May File Proofs of Claim    81
Section 9.10    Certain ERISA Matters.    82
Section 9.11    Erroneous Payments.    83
ARTICLE X
MISCELLANEOUS
Section 10.01    Amendments, Etc.    85
Section 10.02    Notices; Effectiveness; Electronic Communication    86
Section 10.03    No Waiver; Cumulative Remedies; Enforcement    88
Section 10.04    Expenses; Indemnity; Damage Waiver    89
Section 10.05    Payments Set Aside    91
Section 10.06    Successors and Assigns    91
Section 10.07    Treatment of Certain Information; Confidentiality    96
Section 10.08    Right of Setoff    97
Section 10.09    Interest Rate Limitation    97
Section 10.10    Counterparts; Integration    98
Section 10.11    Survival of Representations and Warranties    98
Section 10.12    Severability    98
Section 10.13    Replacement of Lenders    98
Section 10.14    Governing Law; Jurisdiction; Etc.    99
Section 10.15    Waiver of Jury Trial    101
Section 10.16    No Advisory or Fiduciary Responsibility    101
Section 10.17    Electronic Execution of Assignments and Certain Other Documents    101
Section 10.18    USA PATRIOT Act    102
- iii -

Table of Contents (cont.)
Page
Section 10.19    Judgment Currency    102
Section 10.20    Acknowledgement and Consent to Bail-In.    102
Section 10.21    Acknowledgement Regarding Any Supported QFCs.    103
Section 10.22    Borrower Release    103
- iv -

Table of Contents (cont.)

Schedules:
Schedule 1.01    –    Designated Unutilized Commitments
Schedule 2.01    –    Commitments and Applicable Percentages
Schedule 7.02    –    Existing Liens
Schedule 10.02    –    Administrative Agent’s Office; Certain Addresses for Notices

Exhibits:
Exhibit A    –    Form of Loan Notice
Exhibit B    –    Form of Note
Exhibit C    –    Form of Compliance Certificate
Exhibit D    –    Form of Assignment and Assumption
Exhibit E-1    –    Form of U.S. Tax Compliance Certificate
Exhibit E-2    –    Form of U.S. Tax Compliance Certificate
Exhibit E-3    –    Form of U.S. Tax Compliance Certificate
Exhibit E-4    –    Form of U.S. Tax Compliance Certificate
Exhibit F    –    Form of Guaranty

- iv -

CREDIT AGREEMENT
This CREDIT AGREEMENT (this “Agreement”) is entered into as of June 26, 2026 among ATHENE HOLDING LTD., a Delaware corporation (“AHL”), ATHENE ANNUITY RE LTD., an exempted company incorporated under the laws of Bermuda (“Athene Annuity Re”), ATHENE LIFE RE LTD., an exempted company incorporated under the laws of Bermuda (“Athene Life Re”) and ATHENE USA CORPORATION, an Iowa corporation (“AUSA” and, together with AHL, Athene Annuity Re, Athene Life Re and any other Subsidiary of AHL that becomes a “Borrower” in accordance with the terms hereof, collectively, the “Borrowers” and individually, a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and CITIBANK, N.A., as Administrative Agent.
The Borrowers have requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein. Accordingly, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
Article I
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Accounting Change” has the meaning specified in Section 1.03(b).
“ACRA 1A” means Athene Co-Invest Reinsurance Affiliate 1A Ltd.
“ACRA 2” means Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd.
“ACRA Conflicts Committee” means (i) the Conflicts Committee of ACRA 1A organized and acting in accordance with the bye-laws of ACRA 1A and the applicable ACRA Conflicts Committee Provisions, (ii) the Conflicts Committee of ACRA 2 organized and acting in accordance with the bye-laws of ACRA 2 and the applicable ACRA Conflicts Committee Provisions, (iii) the Conflicts Committee of any other ACRA Investment Entity formed from time to time in accordance with the applicable Master Framework Agreement and in which the ACRA Investors are direct or indirect shareholders organized and acting in accordance with the bye-laws of such other ACRA Investment Entity and the applicable ACRA Conflicts Committee Provisions and (iv) the Conflicts Committee of any holding company the shares of which are owned by the ACRA Investors and which is formed for purposes of holding the shares of ACRA 1A, ACRA 2 or any other ACRA Investment Entity organized and acting in accordance with the bye-laws of such holding company and the applicable ACRA Conflicts Committee Provisions.
“ACRA Conflicts Committee Provisions” means the relevant provisions of the “Conflicts Committee Charter” and the “Conflicts Committee Procedures” of (i) ACRA 1A, as in effect on the Effective Date, (ii) ACRA 2, as in effect on the Effective Date, (iii) any new ACRA Investment Entity formed from time to time in accordance with the applicable Master Framework Agreement and in which the ACRA Investors are direct or indirect shareholders and (iv) any holding company the shares of which are owned by the ACRA Investors and which is formed for purposes of holding the shares of ACRA 1A, ACRA 2 or any other ACRA Investment Entity described in sub-clause (iii) above, provided, in the case of clauses (iii) and (iv) that such charter or procedures are not materially less favorable to the interests of the Lenders than the charter or procedures applicable to ACRA 1A or ACRA 2, in each case of clauses (i) through (iv) as such charter or procedures may be amended or otherwise modified from time to time; provided that if any amendment or modification thereof is materially adverse to the interests of the Lenders, the applicable ACRA Group entity shall obtain the prior written consent of the Required Lenders before giving effect to such amendment or modification.
“ACRA Debt” means Debt of the ACRA Group so long as after giving effect to the issuance or incurrence thereof, the Consolidated Debt to Capitalization Ratio of the relevant ACRA Group silo does not exceed 25.0% (calculated (i) by ignoring any Debt comprised of ‘minute notes’ or other similar Debt issued or incurred in connection with any acquisition, reinsurance or other investment transaction so long as such Debt is repaid or otherwise discharged within five (5) Business Days of the closing of such acquisition, reinsurance or other investment transaction and (ii) after eliminations for intercompany Debt among AHL and/or any of its Subsidiaries), determined on a pro forma basis as of the last day of the most recently ended fiscal period for which financial statements have been delivered pursuant to Section 6.01(i) or Section 6.01(ii) (or, if prior to the date such delivery is required pursuant to Section 6.01(i) or Section 6.01(ii), those financial statements referred to in Section 5.05(a)), as applicable.
“ACRA Group” means, collectively, (i) ACRA 1A and each of its direct and indirect subsidiaries, (ii) ACRA 2 and each of its direct and indirect subsidiaries, (iii) any other ACRA Investment Entity formed after the Effective Date and each of its direct and indirect subsidiaries and (iv) any holding company the shares of which are owned by the ACRA Investors and which is formed for purposes of holding the shares of ACRA 1A, ACRA 2 or any other ACRA Investment Entity; it being understood and agreed that each of the clauses (i) through (iv) of this definition is individually referred to herein as an “ACRA Group silo”.
“ACRA Investors” means (i) any Athene Entity and any other direct or indirect subsidiary, side car, joint venture or other investment entity in which an Athene Entity holds Equity Interests of, or any other investment in, an ACRA Investment Entity and (ii) any limited partnership or other investment vehicle formed for the purpose of making an investment in an ACRA Investment Entity, including, but not limited to the limited partnership referred to collectively as the “Apollo/Athene Dedicated Investment Program” and the limited partnership referred to collectively as the “Apollo/Athene Dedicated Investment Program II”.
“ACRA Investment Entity” means (x) any side car, joint venture or other investment entity in which an Athene Entity invests alongside a member of the Apollo Group (as defined in the relevant AHL Audit Committee Provisions) for purposes of entering into Qualifying Transactions (as defined in the applicable Master Framework Agreement) and (y) the Subsidiaries of any such side car, joint venture or other investment entity, as applicable.
“Act” has the meaning specified in Section 10.18.
“Additional Commitment Increase Lender” has the meaning specified in Section 2.04(c).
“Additional Extension Lender” has the meaning specified in Section 2.13(d).
“Administrative Agent” means Citibank in its capacity as administrative agent under any of the Loan Documents.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form acceptable to the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” has the meaning specified in Section 10.02(c).
“Agent-Related Persons” means the Administrative Agent, together with its Affiliates (including, in the case of Citibank in its capacity as the Administrative Agent, Citigroup Global Markets Inc.), and the partners, officers, directors, employees, agents and advisors of such Persons and Affiliates.
“Aggregate Commitments” means, as of the date of any determination, the Commitments of all of the Lenders then in effect. As of the date hereof, the Aggregate Commitments equal $1,750,000,000.
“Agreement” means this Credit Agreement.
“AHL” has the meaning specified in the introductory paragraph hereto.
“AHL Audit Committee” means the Audit Committee of AHL organized and acting in accordance with the bylaws of AHL and the AHL Audit Committee Provisions.
“AHL Audit Committee Provisions” means the relevant provisions of the “Audit Committee Charter” and the “Audit Committee Procedures” of AHL in each case as in effect on the Effective Date and as such charter or procedures may be amended or otherwise modified from time to time; provided that if any amendment or modification thereof is materially adverse to the interests of the Lenders, AHL shall obtain the prior written consent of the Required Lenders before giving effect to such amendment or modification.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrowers or their respective Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Insurance Regulatory Authority” means, with respect to any Regulated Insurance Company, the insurance commission or similar Governmental Authority which regulates insurance companies located in the jurisdiction in which such Regulated Insurance Company is domiciled.
“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in this Agreement, including Section 2.12.

If the commitment of each Lender to make Loans has been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

Pricing Level	Debt Rating	SOFR Rate+	Base Rate+	Commitment Fee
1	>A	0.875%	0.000%	0.070%
2	A	1.000%	0.000%	0.080%
3	A-	1.125%	0.125%	0.100%
4	BBB+	1.250%	0.250%	0.125%
5	< BBB+	1.500%	0.500%	0.175%

Initially, the Applicable Rate shall be set at Pricing Level 3. Thereafter, each change in the Applicable Rate resulting from a change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.
“Arrangers” means Citibank, N.A., BofA Securities, Inc., Barclays Bank PLC, Morgan Stanley Senior Funding, Inc., RBC Capital Markets2, JPMorgan Chase Bank, N.A., Sumitomo Mitsui Banking Corporation and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint book managers.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.
“Athene Annuity Re” has the meaning specified in the introductory paragraph hereto.
“Athene Entity” means AHL or any other entity as to which AHL owns, directly or indirectly, or otherwise controls, directly or indirectly, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or more than 50% of the voting shares or other similar interests.
“Athene Life Re” has the meaning specified in the introductory paragraph hereto.
“Audited Financial Statements” means the audited consolidated balance sheets of AHL and its subsidiaries as of December 31, 2025 and December 31, 2024, and the related consolidated statements of income, comprehensive income (loss), equity and cash flows of AHL and its subsidiaries
2 RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

prepared in accordance with GAAP, including the notes thereto, in each case as most recently delivered prior to the date hereof.
“AUSA” has the meaning specified in the introductory paragraph hereto.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date, and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of Section 1.10.
“Availability Period” means the period from and including the Effective Date to the earliest of (i) the Commitment Termination Date, (ii) the date of termination of the Aggregate Commitments pursuant to Section 2.04 and (iii) the date of termination of the commitment of each Lender pursuant to Section 8.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Charge” means (a) any amount payable by any Lender, the Administrative Agent, or any of their Affiliates on the basis of, or in relation to, its balance sheet or capital base or any part of that person or its liabilities or minimum regulatory capital or any combination thereof (including, without limitation, the United Kingdom bank levy as set out in Schedule 19 to the Finance Act 2011 and any other levy or tax in any jurisdiction levied on a similar basis or for a similar purpose or any financial activities taxes (or other taxes) of a kind contemplated in the European Commission consultation paper on financial sector taxation dated 22 February 2011 which has been enacted and which has been formally announced as proposed as at the date of this Agreement) and (b) any bank surcharge or banking corporation tax surcharge as set out in the Finance (No. 2) Act 2015 and any other surcharge or tax of a similar nature implemented in any other jurisdiction.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy.”
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate plus 1/2 of 1%, (ii) the rate of interest in effect for such day as publicly announced from time to time by Citibank as its “prime rate” and (iii) Term SOFR for a term of one month plus 1.00% beginning on such day; provided that in no case shall the Base Rate be less than 0.00% per annum. The “prime rate” is a rate set by Citibank based upon various factors including Citibank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Citibank shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Benchmark” means, initially, with respect to any SOFR Loan, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 1.10.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a) Daily Simple SOFR; or
(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.10 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.10.
“Beneficial Ownership Certification” means a beneficial ownership certificate in relation to any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form required by such Beneficial Ownership Regulation. Any certificate to be provided by the Borrowers pursuant to the Beneficial Ownership Regulation shall be in the form recommended by the Loan Syndications & Trading Association, provided that such certificate shall not include the certifications included in Section IV(b) of such form.
“Beneficial Ownership Regulation” means 31 C.F.R. Section 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (ii) in the case of any limited liability company, the board of managers of such Person or the board of directors or the board of managers of the managing member of such Person, as the case may be, (iii) in the case of any partnership, the board of directors or board of managers of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.
“Borrower” and “Borrowers” means (a) the Persons specified as Borrowers in the introductory paragraph hereto and (b) any Subsidiary as may be designated by AHL after the Effective Date and reasonably consented to by the Administrative Agent; provided that in respect of each Person who becomes a Borrower after the Effective Date unless (x) such Person is organized under the laws of Bermuda, the Cayman Islands, the United Kingdom (or any political subdivision thereof), any jurisdiction within the United States (or any state, territory or political subdivision thereof) or any jurisdiction where any then-existing Borrower is organized, the Lenders shall have consented to the jurisdiction of organization of such Person and (y) AHL shall have provided (or caused to be provided) a customary joinder to this Agreement, pursuant to which such Person assumes all of the rights, duties and obligations of a “Borrower” hereunder, and other customary documentation reasonably requested by the Administrative Agent and consistent with the documentation delivered under Sections 4.01(a)(ii), (iii), (iv), (v), (vi), (viii) (including documentation and other information reasonably requested by the Lenders in writing required in order to comply with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, with respect to such Person) and (ix) with respect to such Person (and modified as appropriate for the jurisdiction of organization of the applicable Subsidiary).
“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of SOFR Loans, having the same Interest Period made by the Lenders pursuant to Section 2.01.
“Business Day” means any day that is not a Saturday, Sunday or other day which is a legal holiday under the laws of the State of New York or of Bermuda or is a day on which banking institutions in the State of New York or in Bermuda are authorized or required by Law to close.
“Capital and Surplus” means, for any Insurance Subsidiary as of any date, the total statutory capital and surplus (or any successor line item description that contains the same information) as shown in its Statutory Statement, or an amount determined in a consistent manner for any date other than one as of which a Statutory Statement was prepared.
“Capital Lease” of any Person means any lease of (or other arrangement conveying the right to use) property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP (subject to Section 1.03(a), as in effect as of the date hereof), be required to be accounted for as a capital lease on the balance sheet of such Person.
“Capitalized Lease Obligations” means, subject to Section 1.03(a), as of any date of determination in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Captive Reinsurance Subsidiary” means any Subsidiary established primarily for the purpose of reinsuring redundant reserve insurance liabilities of any Insurance Subsidiary.
“Change in Fair Value of Market Risk Benefits” means the cumulative amount of certain impacts from changes in interest rates, equity returns and implied equity volatilities recorded pursuant to Accounting Standards Update (ASU) 2018-12 and as described under “Key Operating and Non-GAAP Measures” and presented within the Reconciliation of Net Income (Loss) Available to Common Shareholder of Athene Holding Ltd., to Spread Related Earnings in AHL’s Financial Supplement for the fiscal quarter ended March 31, 2023, adjusted to include the portion attributable to non-controlling interests, plus such amount for each subsequent fiscal quarter as reported in the financial statements for AHL; provided that such amounts shall be determined in a manner substantially consistent with the calculation for the fiscal quarter ended March 31, 2023. The Change in Fair Value of Market Risk Benefits may be a positive value (in which case it shall decrease Consolidated Net Worth) or a negative value (in which case it shall increase Consolidated Net Worth) or zero.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any Law; (ii) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following events or series of events:
(i)at any time AHL shall cease, directly or indirectly, to own and control legally and beneficially 100% of the issued and outstanding Equity Interests of each of Athene Life Re, AUSA and Athene Annuity Re on a Fully-Diluted Basis (for the avoidance of doubt, subject to the ability of Athene Annuity Re, Athene Life Re and AUSA to merge, dissolve, liquidate, consolidate or make sales, transfers, leases or other dispositions of property, in each case in accordance with the requirements set forth in Section 7.02); or
(ii)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than the Sponsor Group, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of a greater percentage of the AHL Voting Securities on a Fully-Diluted Basis than the greater of (x) that percentage owned by the Sponsor Group and (y) 40% of the AHL Voting Securities on a Fully-Diluted Basis.
“Citibank” means Citibank, N.A.
“Code” means the Internal Revenue Code of 1986.
“Commitment” means, as to each Lender, its obligation to make Loans to the Borrowers pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, including pursuant to any Commitment Increase pursuant to Section 2.04(c).
“Commitment Increase” has the meaning specified in Section 2.04(c)(i).
“Commitment Increase Date” has the meaning specified in Section 2.04(c)(i).
“Commitment Termination Date” means June 26, 2031, as such date may be extended for any Lender pursuant to Section 2.13; provided, however, that if such date is not a Business Day, the Commitment Termination Date shall be the immediately preceding Business Day.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.05 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Adjusted Capitalization” means, as of any date of determination for any Person, the sum of (i) Consolidated Adjusted Debt of such Person as of such date plus (ii) Consolidated Net Worth of such Person as of such date plus, without duplication, (iii) the Hybrid Securities Allowed Amount of such Person as of such date.
“Consolidated Adjusted Debt” means, as of any date of determination for any Person, (i) Consolidated Total Debt of such Person as of such date minus (ii) Consolidated Operating Debt of such Person as of such date.
“Consolidated Debt to Capitalization Ratio” means, as of any date of determination for any Person, the ratio of (i) Consolidated Adjusted Debt of such Person as of such date to (ii) Consolidated Adjusted Capitalization of such Person as of such date.
“Consolidated Net Worth” means, as of any date of determination for any Person, the consolidated total equity of such Person and its Subsidiaries as of such date determined in accordance with GAAP (which, for the avoidance of doubt, will be calculated inclusive of the portion of consolidated total equity attributable to any minority or non-controlling interest) but excluding the impacts of (i) any accumulated other comprehensive income balance according to FASB ASC 220, (ii) any unrealized gains or losses relating to the component of DIG B 36 derivatives associated with funds withheld or modified coinsurance reinsurance treaties, other than investments associated with such treaties which are listed on Schedule BA of the applicable ceding company’s or assuming reinsurer’s Statutory Statement, (iii) the Change in Fair Value of Market Risk Benefits and (iv) the cumulative mark to market gains and losses on mortgage loans. Unless otherwise specified, “Consolidated Net Worth” shall refer to the Consolidated Net Worth of AHL and its Subsidiaries.
“Consolidated Operating Debt” means, as of any date of determination for any Person, all Debt of such Person and its Subsidiaries that constitutes Operating Debt, determined on a consolidated basis as of such date. Unless otherwise specified, “Consolidated Operating Debt” shall refer to the Consolidated Operating Debt of AHL and its Subsidiaries.
“Consolidated Total Assets” means at any date the total consolidated assets of AHL and its Subsidiaries, determined on a consolidated basis as of such date.
“Consolidated Total Debt” means, as of any date of determination for any Person, all Debt of such Person and its Subsidiaries, determined on a consolidated basis as of such date. Unless otherwise specified, “Consolidated Total Debt” shall refer to the Consolidated Total Debt of AHL and its Subsidiaries.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“CTA” means the United Kingdom Corporation Tax Act 2009.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans for borrowers of a similar credit quality; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion in consultation with the Borrower.
“Debt” means, as to any Person at a particular time, without duplication, all of the following:
(i)all obligations of such Person for borrowed money and obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding, for the avoidance of doubt, surety, performance, payment, stay and customs bonds, fidelity bonds and other similar insurance products);
(ii)all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts drawn under letters of credit (both standby and commercial), bank guaranties and similar instruments (except, in each case, to the extent any such reimbursement obligations are cash collateralized);
(iii)all obligations of such Person to pay the deferred purchase price of property (other than trade accounts payable and accrued obligations in the ordinary course of business);
(iv)Debt of others secured by a Lien on any property or asset of such Person, whether or not such obligation is assumed by such Person; provided that the amount of any such Debt of others that constitutes Debt of such Person solely by reason of this clause (iv) shall not for purposes of this Agreement exceed the greater of the fair market value of the properties or assets subject to such Lien and the amount of Debt secured thereby (as reasonably determined by AHL in good faith);
(v)all Capitalized Lease Obligations;
(vi)all obligations of such Person in respect of any of its Equity Interests that are mandatorily redeemable at the option of the holder thereof prior to the Commitment Termination Date as in effect at the time of issuance of such Equity Interests (other than Equity Interests (A) that are subject to any mandatory redemption as a result of a change of control or asset sale, (B) that are subject to any mandatory redemption that is subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments, (C) that are mandatorily redeemable for Equity Interests (excluding Equity Interests that otherwise constitute Debt) or (D) that are subject to, or issued pursuant to, any stockholders agreement, management equity plan, stock option plan or any other management or employee benefit plan or agreement that are required to be repurchased in order to satisfy applicable statutory or regulatory obligations or as a result of any termination, death or disability of any applicable employee, director, officer, manager or consultant);
(vii)all Guarantees of such Person in respect of any of the foregoing;

provided that (I) “Debt” shall exclude an aggregate amount of obligations in respect of Hybrid Securities up to (but not exceeding) the Hybrid Securities Allowed Amount, (II) “Debt” shall exclude obligations with respect to Policies, Reinsurance Agreements and Retrocession Agreements and any reimbursement obligations in respect of letters of credit issued in support of such obligations (provided that any obligations in respect of drawn letters of credit are repaid within three Business Days), (III) “Debt” shall exclude any obligations that have been defeased in accordance with the agreements or instruments governing such obligations or where an amount in cash and cash equivalents equal to the aggregate principal amount of such obligations has been deposited with (or pledged for the benefit of) the holders of such obligations (or any trustee or agent acting on their behalf) and (IV) without duplication, and solely for purposes of making the pro forma calculations in connection with the refinancing, refunding, renewal or extension of unfunded commitments in respect of Debt or other obligations to be secured by Liens pursuant to Section 7.01(xxxvi) and not, for the avoidance of doubt, for any other purpose hereunder, “Debt” shall include the aggregate amount of any such unutilized commitments that are then Designated Unutilized Commitments, in each case, to the extent and at such times as set forth in the definition of Designated Unutilized Commitments. The amount of any Limited Recourse Debt of any Person shall be equal to the lesser of (x) the aggregate principal amount of such Limited Recourse Debt for which such Person provides credit support constituting Debt and (y) the fair market value of any assets securing such Debt or to which such Debt is otherwise recourse. The Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venture, except to the extent such Person’s liability for such Debt is otherwise limited. For the avoidance of doubt, notes issued by a special purpose trust formed solely to hold Funding Agreements and to issue funding agreement backed notes shall not be deemed to be Debt of AHL or its Subsidiaries for purposes of this Agreement if the obligations under such notes are Non-Recourse Debt with respect to the Borrowers and each of their respective Subsidiaries (other than the Regulated Insurance Company that issued such Funding Agreements to the extent of the obligations under such Funding Agreements).
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, rehabilitation, insolvency, reorganization, or similar debtor relief Laws of the United States, Bermuda or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Debt Ratings” means, as of any date of determination, the ratings as determined by Fitch and S&P (collectively, the “Debt Ratings”) of AHL’s non-credit-enhanced (except with respect to any Guarantee), senior unsecured long-term debt or, if such ratings are not available, the issuer default rating or issuer credit rating, as applicable, of AHL by Fitch and S&P; provided that: (a) if the respective Debt Ratings issued by the foregoing rating agencies differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Ratings for Pricing Level 1 being the highest and the Debt Ratings for Pricing Level 5 being the lowest); (b) if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (c) if AHL has only one Debt Rating, the Pricing Level that is one level lower than that of such Debt Rating shall apply; and (d) if AHL does not have any Debt Rating, Pricing Level 5 shall apply.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2.00% per annum; provided, however, that with respect to a SOFR Loan (so long as it remains such Type of Loan), as applicable, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.00% per annum.
“Defaulting Lender” means at any time, subject to Section 2.12(b), (i) any Lender that has failed for two or more Business Days to comply with its obligations under this Agreement to make a Loan or make any other payment due hereunder (each, a “funding obligation”), (ii) any Lender that has notified the Administrative Agent or the Borrowers in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder, (iii) any Lender that has, for three or more Business Days after written request of the Administrative Agent or the Borrowers, failed to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iii) upon the Administrative Agent’s and the Borrowers’ receipt of such written confirmation), (iv) any Lender with respect to which a Lender Insolvency Event has occurred and is continuing with respect to such Lender or its Parent Company or (v) any Lender that has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of clauses (i) through (v) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.12(b)) upon notification of such determination by the Administrative Agent to the Borrowers and the Lenders.
“Designated Special Purpose Subsidiary” means a Subsidiary that is a special or limited purpose entity utilized in connection with transactions to reduce regulatory capital requirements applicable to any Regulated Insurance Company related to (i) NAIC Regulation XXX or AXXX or other similar life reserve requirements promulgated by the Applicable Insurance Regulatory Authority or (ii) closed blocks of policies established in connection with prior demutualization transactions.
“Designated Unutilized Commitments” means, with respect to AHL and its Material Subsidiaries, (x) any unutilized commitments in respect of Debt outstanding on the date hereof and set forth in Schedule 1.01, if any, and (y) unutilized commitments in respect of Debt of any Person after the date hereof that is designated by AHL as “Designated Unutilized Commitments” either (a) at the time such Person becomes a Material Subsidiary, in which case after giving effect thereto the Borrowers shall be in compliance with the covenants in Section 7.06 on a pro forma basis at the time such Person becomes a Material Subsidiary as if such commitments were fully drawn at such time or (b) at any time, in which case the Borrowers shall be in compliance with the covenants in Section 7.06 on a pro forma basis at such time as if such commitments were fully drawn at such time.
“Dollar” and “$” means lawful money of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member

Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which this Agreement becomes effective in accordance with Section 4.01.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 10.06(b)(iii) and 10.06(b)(v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Embargoed Jurisdiction” means any country or territory that is the subject of a comprehensive embargo under applicable Sanctions, as modified from time to time by relevant Governmental Authorities.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or binding governmental restrictions, including all common law, relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrowers within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA).
“ERISA Event” means: (i) a Reportable Event with respect to a Pension Plan; (ii) the failure by any Borrower or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (iii) the incurrence by any Borrower (including on account of an ERISA Affiliate) of any liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations with respect to a Pension Plan within the meaning of Section 4062(e) of ERISA; (iv) a complete or partial withdrawal by any Borrower or ERISA Affiliate from a Multiemployer Plan which results in liability to any Borrower or notification that a Multiemployer Plan is insolvent (within the meaning of Title IV of ERISA); (v) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA; (vi) the institution by the PBGC of proceedings to terminate a Pension Plan; (vii) to the extent any Pension Plan exists, any event or condition which would reasonably be expected to result, under Section 4042 of ERISA, in the termination of, or the appointment of a trustee to administer, any Pension Plan; (viii) the determination that any Pension Plan is in at-risk status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (ix) the imposition or incurrence of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower (including on account of an ERISA Affiliate); (x) the imposition of a lien upon any Borrower pursuant to Section 430(k) of the Code or Section 303(k) of ERISA.
“Erroneous Payment” has the meaning assigned thereto in Section 9.11(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 9.11(d).
“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 9.11(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal and Bermuda withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by any Borrower under Section 10.13) or (B) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (iii) Taxes (other than U.K. Taxes) attributable to such Recipient’s failure to comply with Section 3.01(g), (iv) any withholding Taxes imposed pursuant to FATCA and (v) any Bank Charge or any Excluded U.K. Taxes.
“Excluded U.K. Taxes” means, with respect to a payment by a Borrower to any Recipient, any withholding or deduction for or on account of U.K. Taxes if, on the date that the relevant payment is due: (a) such payment could have been paid without such withholding or deduction if the Recipient had been a U.K. Qualifying Lender but such Recipient is not, or has ceased to be, a U.K. Qualifying Lender (other than as a result of any Change in Law after the date it became a party under this Agreement); (b) the relevant Recipient is a U.K. Qualifying Lender solely by virtue of paragraph (b) of the definition of U.K. Qualifying Lender and an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Recipient has received from the Borrower making the payment a certified copy of that Direction and the payment could have been made to the Recipient without any U.K. Tax Deduction if that Direction had not been made; (c) the relevant Recipient is a U.K. Qualifying Lender solely by virtue of paragraph (b) of the definition of U.K. Qualifying Lender and (i) the relevant Recipient has not given a U.K. Tax Confirmation to the Borrower making the payment and (ii) the payment could have been made to the Recipient without any U.K. Tax Deduction if the Recipient had given a U.K. Tax Confirmation to the Borrower, on the basis that the U.K. Tax Confirmation would have enabled that Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purposes of section 930 of the ITA; or (d) such Recipient is a U.K. Treaty Lender and the relevant Borrower is able to demonstrate that such payment could have been made to such Recipient without a U.K. Tax Deduction had such Recipient complied with its obligations under Sections 3.01(g)(v) and 3.01(g)(vi); or (e) the withholding or deduction would not have been imposed or made had a Recipient (the “Original Lender”) not (i) assigned, transferred, sub-participated or otherwise disposed of any of its rights under this Agreement (other than in respect of an assignment, transfer, sub-participation (A) in the ordinary course of the primary syndication of the facility granted hereunder, or (B) to a U.K. Treaty Lender that holds a valid passport under the HMRC DT Treaty Passport scheme and has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with Section 3.01(g)(vi) if the Borrower making the payment has not filed a duly completed HM Revenue & Customs’ Form DTTP2 in respect of such U.K. Treaty Lender in accordance with such Section 3.01(g)(vi)); or (ii) designated a new Lending Office, save in each case to the extent the withholding or deduction arises as a result of any Change in Law after the date the Original Lender sold, assigned, transferred, sub-participated or otherwise disposed of its rights under this Agreement or designated a new Lending Office.
“Existing Credit Agreement” means the Credit Agreement dated as of June 30, 2023 among AHL, Athene Life Re, AUSA, Athene Annuity Re and Citibank, N.A., as administrative agent, and the lenders from time to time party thereto, as amended or otherwise modified prior to the date of this Agreement.
“Extending Lender” has the meaning specified in Section 2.13(b).
“Extension Effective Date” has the meaning specified in Section 2.13(a).
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business

Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Citibank on such day on such transactions as determined by the Administrative Agent; provided, however, that if the Federal Funds Rate as set forth above shall be less than 0.00% per annum at any time, the “Federal Funds Rate” for purposes hereof shall be deemed to be 0.00% per annum at such time.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Fee Letter” means the fee letter relating to this Agreement entered into by and between AHL and the Arranger party thereto.
“Financial Officer” means, as to any Person, the chief financial officer; principal accounting officer; vice president, finance; treasurer; chief actuary; or controller of such Person (or any other officer acting in substantially the same capacity of any of the foregoing).
“Fitch” means Fitch Ratings, Inc.
“Floor” means a rate of interest equal to 0%.
“Fully-Diluted Basis” means, for purposes of determining the aggregate amount of issued and outstanding Equity Interests of a Person, the issued and outstanding Equity Interests of such Person assuming the conversion and exercise of all outstanding warrants, options or other rights for the purchase or acquisition of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person and all warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests) (and otherwise computed in accordance with the treasury method).
“Funding Agreement” means any agreement for a Regulated Insurance Company to accept and accumulate funds and to make one or more payments at future dates in amounts that are not based on mortality or morbidity contingencies of the Person to whom such agreement is issued.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means any nation or government, or state or political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body (including any Applicable Insurance Regulatory Authority), court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (i) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (A) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (B) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (C) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (D) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (ii) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the amount of the reasonably anticipated liability (or portion thereof) of such guaranteeing Person relating to the obligations in respect of which such Guarantee is made as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantor” means (a) as of the Effective Date, each of AHL, Athene Annuity Re, Athene Life Re and AUSA and (b) thereafter, any Subsidiary of AHL (other than a Borrower) that has entered into a Guaranty.
“Guaranty” means, collectively (a) the Guaranty made by the Borrowers, if any, in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F and (b) any other Guaranty made by a Guarantor (if any) in favor of the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent, which shall be substantially consistent with the form of Exhibit F (which, for the avoidance of doubt, shall include the limitations on the guarantee of obligations by an Insurance Subsidiary); provided that in respect of each Person who enters into a Guaranty after the Effective Date, AHL shall have provided (or caused to be provided) customary documentation reasonably requested by the Administrative Agent and consistent with the documentation delivered under Sections 4.01(a)(iv), (v), (vii), (viii), and (ix) with respect to such Person (and modified as appropriate for the jurisdiction of organization of the applicable Subsidiary).
“HoldCo Entity” means each direct or indirect parent (or co-parent) of AHL, including Apollo Global Management, Inc., a Delaware corporation.
“Hybrid Securities” means, at any time, trust preferred securities, deferrable interest subordinated debt securities, mandatory convertible debt or other hybrid securities issued by any Borrower or any Subsidiary.
“Hybrid Securities Allowed Amount” means, at any date for any Person, the lesser of (i) the aggregate Hybrid Securities Amount for all Hybrid Securities of such Person and its Subsidiaries and (ii) 15.0% of Consolidated Adjusted Capitalization of such Person at such date. Unless otherwise specified, “Hybrid Securities Allowed Amount” shall refer to the Hybrid Securities Allowed Amount of AHL and its Subsidiaries.
“Hybrid Securities Amount” means, with respect to any Hybrid Security, the principal amount (which principal amount may be a portion of the aggregate principal amount) of such Hybrid Security that is accorded equity treatment by S&P at the time of issuance thereof.

“Increasing Lender” has the meaning specified in Section 2.04(c)(i).
“Incremental Amendment” has the meaning specified in Section 2.04(c)(iii).
“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.
“Indemnitee” has the meaning specified in Section 10.04(b).
“Ineligible Assignee” means any Person (i) on a list of Persons identified to the Administrative Agent in writing on May 20, 2026, (ii) on a list of direct competitors of the Borrowers and their Subsidiaries identified to the Administrative Agent in writing as updated from time to time by the Borrowers and (iii) any Affiliate of a Person described in the foregoing clauses (i) or (ii) if such Affiliate is (A) identified in writing by name by the Borrowers to the Administrative Agent or (B) reasonably identifiable as an Affiliate on the basis of such Person’s name; provided that, no Person disclosed by the Borrowers to the Administrative Agent after the Effective Date pursuant to clauses (ii) and (iii) shall be deemed an “Ineligible Assignee” for any purpose hereunder until the time of such disclosure.
“Ineligible Institution List” has the meaning specified in Section 10.06.
“Information” has the meaning specified in Section 10.07.
“Insurance Business” means one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance.
“Insurance Subsidiary” means any Subsidiary of AHL that is a Regulated Insurance Company.
“Interest Payment Date” means (i) as to any SOFR Loan, the last day of each Interest Period applicable to such Loan and the Commitment Termination Date; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates, and (ii) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Commitment Termination Date.
“Interest Period” means as to each SOFR Loan, the period commencing on the date such SOFR Loan is disbursed or converted to or continued as a SOFR Loan and ending on the date one week or one, three or six months thereafter, as selected by the applicable Borrower in its Loan Notice; provided that:
(i)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)no Interest Period shall extend beyond the Commitment Termination Date; and
(iv)no tenor that has been removed from this definition pursuant to Section 1.10(d) shall be available for specification in a Loan Notice.
“IRS” means the United States Internal Revenue Service.
“ISDA U.S. QFC Protocol” has the meaning specified in Section 10.21.
“ITA” means the United Kingdom Income Tax Act 2007.
“Judgment Currency” has the meaning specified in Section 10.19.
“Judgment Currency Conversion Date” has the meaning specified in Section 10.19.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender” has the meaning specified in the introductory paragraph hereto, including any Additional Commitment Increase Lender and any Additional Extension Lender.
“Lender Insolvency Event” means that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors or (ii) such Lender or its Parent Company is the subject of a Debtor Relief Law or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.
“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever in the nature of a security interest (including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).
“Limited Recourse Debt” means with respect to any Person, Debt of such Person as to which either (i) the maximum aggregate amount of such Person’s liability is limited to an amount less than the amount of such Debt or (ii) as to which the recourse of the creditor holding such Debt for payment of such Debt is limited to the assets securing such Debt.
“Loan” has the meaning specified in Section 2.01.

“Loan Documents” means this Agreement, each Note, the Guaranty and the Fee Letter.
“Loan Notice” means a notice of (i) a Borrowing, (ii) a conversion of Loans from one Type to the other or (iii) a continuation of SOFR Loans pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
“Margin Stock” means margin stock within the meaning of Regulation T, Regulation U or Regulation X.
“Market Disruption Event” has the meaning specified in Section 3.03.
“Master Agreement” means any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement, together with any related schedules.
“Material Adverse Effect” means: (i) a material adverse effect on the business, properties or financial condition of AHL and its Subsidiaries, taken as a whole; (ii) a material adverse effect on the validity or enforceability against any Borrower of any Loan Document to which it is a party; or (iii) a material adverse effect on the rights of, or remedies available to, the Administrative Agent or any Lender under any Loan Documents, taken as a whole.
“Master Framework Agreement” means (i) that certain Master Framework Agreement, dated as of September 11, 2019, by and between ACRA 1A and Athene Life Re, (ii) that certain Master Framework Agreement, dated July 1, 2023, by and between ACRA 2 and Athene Life Re and (iii) any other similar agreement between one or more Athene Entities, on the one hand, and one or more ACRA Investment Entities, on the other hand.
“Material Foreign Insurance Subsidiary” means a Material Subsidiary that is an Insurance Subsidiary organized under the laws of a jurisdiction outside of the United States.
“Material Insurance Subsidiary” means (i) Athene Annuity and Life Company, a stock life insurance company organized under the laws of Iowa, and (ii) any other Insurance Subsidiary (whether existing on or acquired or formed after the Effective Date) organized under the laws of any jurisdiction within the United States or any political subdivision thereof (a “U.S. Insurance Subsidiary”) having Capital and Surplus, calculated excluding the value of its investment in any other U.S. Insurance Subsidiary of AHL, equal to 10% or more of the sum total of the Capital and Surplus of all of AHL’s U.S. Insurance Subsidiaries, with the Capital and Surplus of each U.S. Insurance Subsidiary being added to the sum excluding the value of its investment in any other U.S. Insurance Subsidiary of AHL.
“Material Subsidiary” means a Subsidiary whose total assets (which, for the avoidance of doubt, shall be determined after giving effect to intercompany eliminations) are in excess of 10% of the Consolidated Total Assets of AHL and its Subsidiaries (based upon and as of the date of delivery of the most recent consolidated financial statements of AHL furnished pursuant to Section 6.01(i) or Section 6.01(ii) (or, if prior to the date such delivery is required pursuant to Section 6.01(i) or Section 6.01(ii), those financial statements referred to in Section 5.05(a)), as applicable).
“Maximum Rate” has the meaning specified in Section 10.09.
“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Benefit Plan with respect to which any Borrower or any ERISA Affiliate is a contributing sponsor which has two or more contributing sponsors (including any Borrower or ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“NAIC” means the National Association of Insurance Commissioners.
“Newly Acquired Subsidiary” means any Person that is not a Subsidiary on the Effective Date but that becomes a Subsidiary after the Effective Date but only during the 180 day period after the first date on which such Subsidiary became a Subsidiary.
“Newly Acquired Subsidiary Debt” means Debt of any Newly Acquired Subsidiary, provided that (x) such Debt is not created in contemplation of such event giving rise to such Person becoming a Subsidiary and (y) none of AHL or any of its Subsidiaries is obligated under such Debt (other than (a) such Newly Acquired Subsidiary and its Subsidiaries and (b) any Subsidiary of AHL that has been formed by AHL for the purpose of acquiring such Newly Acquired Subsidiary).
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval or consent of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 or any other provision of this Agreement (including the definition of “Borrower”) and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.
“Non-Extending Lender” has the meaning specified in Section 2.13(b).
“Non-Recourse Debt” means with respect to any Person, Debt if, but only if:
(a)(i) such Person (A) provides no credit support of any kind for the payment of such Debt (including any undertaking, agreement or instrument that would constitute Debt) and (B) is not directly or indirectly liable as a guarantor or otherwise for such Debt; and (ii) no default with respect to such Debt would permit upon notice, lapse of time or both any holder of any other Debt (other than the Loans) of such Person to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity;
(b)such Debt (i) relates solely to (A) such Person’s warehousing of loans for the issuance of commercial mortgage-backed securities or (B) such Person’s purchase or warehousing of real property, and (ii) is non-recourse as to all of the assets of such Person except for such securitized, warehoused, financed or purchased loans or real property securing such Debt; or
(c)such Debt is of a variable interest entity (as defined in FASB ASC 810) with respect to such Person and is recourse only to the credit or assets of such variable interest entity.
“Non-U.S. Lender Party” means each Lender that is not a U.S. Person.

“Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.
“Notice Date” has the meaning specified in Section 2.13(a).
“Obligation Currency” has the meaning specified in Section 10.19.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (i) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by any Borrower under any Loan Document and (ii) the obligation of any Borrower to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of such Borrower.
“Operating Debt” means, as to any Person at a particular time, without duplication, all of the following to the extent constituting Debt:
(i)if such Person is a Regulated Insurance Company, Debt of such Person (A) evidenced by, or arising under, surplus notes issued in connection with one or more Regulatory Capital Transactions, (B) owing to a Federal Home Loan Bank (x) under a liquidity facility provided by a Federal Home Loan Bank or (y) in respect of long-term community investment advances and (C) under Funding Agreements;
(ii)if such Person is a Regulated Insurance Company that is a Designated Special Purpose Subsidiary, Debt of such Person incurred in connection with one or more Regulatory Capital Transactions;
(iii)Debt of such Person to the extent such Debt is excluded from financial leverage by both S&P and Moody’s in their evaluation of such Person and is treated as a hybrid capital instrument by both S&P and Moody’s in their evaluation of such Person;
(iv)Debt or other obligations that are consolidated on the balance sheet of such Person solely as a result of the obligor under such Debt being deemed a “Variable Interest Entity” under FASB ASC 810 if such Debt or other obligations are Non-Recourse Debt with respect to the Borrowers and each of their respective Subsidiaries;
(v)to the extent that a reimbursement obligation in respect thereof is not yet due (or is due but has not been outstanding for more than one (1) Business Day), obligations under letters of credit, bank guarantees and similar instruments (A) issued for the account of any Designated Special Purpose Subsidiary in connection with one or more Regulatory Capital Transactions if such Debt is Non-Recourse Debt with respect to the Borrowers and each of their respective Subsidiaries other than such Designated Special Purpose Subsidiary, (B) issued for the account of an Insurance Subsidiary to support obligations under Reinsurance Agreements or Retrocession Agreements or (C) of such Person issued in the ordinary course of business;
(vi)obligations under Permitted Repo and Securities Lending Agreements.

“Operating Lease” means, as applied to any Person, a lease (including leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.
“Organizational Documents” of a Person means: (i) if such Person is a corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) of such Person; (ii) if such Person is a limited liability company, the certificate or articles of formation or organization and operating agreement of such Person; and (iii) if such Person is a partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization of such Person and any agreement, instrument, filing or notice with respect thereto filed in connection with such Person’s formation or organization with the applicable Governmental Authority in the jurisdiction of such Person’s formation or organization and, if applicable, any certificate or articles of formation or organization of such Person.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under or enforced any Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes imposed with respect to an assignment (other than pursuant to an assignment requested by any Borrower under Section 10.13).
“Outstanding Amount” means with respect to the Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.
“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“Payment Recipient” has the meaning assigned thereto in Section 9.11(a).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan, but excluding a Multiemployer Plan) that is maintained or is contributed to by any

Borrower or ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Repo and Securities Lending Agreements” means any Debt or other obligations (i) that are owing by a Person considered to be a “Variable Interest Entity” under FASB ASC 810 the obligations of which are consolidated on the balance sheet of AHL and its Subsidiaries solely as a result of AHL and/or one or more of its Subsidiaries being deemed the primary beneficiary of such Person under FASB ASC 810 and which is Non-Recourse Debt with respect to the Borrowers and each of their respective Subsidiaries, (ii) incurred in the ordinary course of business by a Regulated Insurance Company to fund its short term liquidity requirements, (iii) incurred in the ordinary course of business by a Regulated Insurance Company pursuant to an agreement under which assets that are ineligible to be pledged to secure Debt or a Swap Contract not prohibited hereby are transferred to a third-party in exchange for either (x) assets or (y) funds, the proceeds of which are used to acquire assets, that in either case are eligible to be pledged to secure such Debt or Swap Contract or (iv) to the extent not described in the foregoing clauses (i), (ii) or (iii), in an aggregate outstanding principal amount not exceeding 5.0% of the Consolidated Total Assets of AHL and its Subsidiaries at any time.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan of Reorganization” has the meaning specified in Section 10.06.
“Platform” has the meaning specified in Section 6.02.
“Policies” means all insurance policies, other insurance products created in the ordinary course of business, annuity contracts, guaranteed interest contracts, guaranteed investment contracts and Funding Agreements and similar instruments and arrangements (including riders to any such policies or contracts, certificates issued with respect to group life insurance or annuity contracts and any insurance contracts issued in connection with retirement plans or arrangements) and assumption certificates issued or to be issued (or filed pending current review by applicable Governmental Authorities) by any Regulated Insurance Company.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“Recipient” means the Administrative Agent or any Lender.
“Register” has the meaning specified in Section 10.06(c).
“Regulated Insurance Company” means any Subsidiary of AHL, whether existing on or acquired or formed after the Effective Date, that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction and is regulated by any Applicable Insurance Regulatory Authority.

“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulatory Capital Transaction” means with respect to a Designated Special Purpose Subsidiary, transactions to reduce regulatory capital requirements applicable to any Regulated Insurance Company related to (i) NAIC Regulation XXX or AXXX or other similar life reserve requirements promulgated by the Applicable Insurance Regulatory Authority or (ii) closed blocks of policies established in connection with prior demutualization transactions.
“Reinsurance Agreement” means any agreement, contract, treaty or other arrangement whereby one or more insurers, as reinsurers, assume liabilities under Policies issued by another insurance company or companies.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, attorneys-in-fact, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Related Party Transactions Policy” means the “Related Party Transactions Policy” of AHL as in effect on the date hereof or as such policy may be amended or otherwise modified from time to time; provided that if any amendment or modification thereof is materially adverse to the interests of the Lenders, AHL shall obtain the prior written consent of the Required Lenders before giving effect to such amendment or modification.
“Relevant Party” has the meaning specified in Section 3.01(k)(ii).
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Removal Effective Date” has the meaning specified in Section 9.06(b).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Required Lenders” means, at any time, Lenders having Commitments or, if the Commitments have been terminated in accordance with the terms of this Agreement, Loans outstanding, representing more than 50% of the Aggregate Commitments or Loans of all Lenders, as applicable. The Commitment and any Loans outstanding of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Resignation Effective Date” has the meaning specified in Section 9.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.

“Responsible Officer” means the chief executive officer, president, executive vice president, senior vice president or a Financial Officer of a Borrower (or any other officer acting in substantially the same capacity of any of the foregoing). Any document delivered hereunder that is signed by a Responsible Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower.
“Retrocession Agreement” means any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsurers, as retrocessionaires, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaires under another Retrocession Agreement.
“S&P” means Standard & Poor’s Financial Services Inc., a Standard & Poor’s Financial Services LLC business.
“Sanctioned Person” means, at any time, (i) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the United Kingdom, the European Union or any European Union member state, the government of Canada, (ii) any Person located in, resident in or organized under the laws of an Embargoed Jurisdiction, or (iii) any Person owned or controlled by a Person described in the foregoing clauses (i) or (ii).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (ii) the government of Canada, or (iii) the United Nations Security Council, or (iv) the European Union or His Majesty’s Treasury of the United Kingdom.
“SAP” means the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority or the NAIC.
“SEC” means the Securities and Exchange Commission.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the SOFR Administrator’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Loan” means any Loan bearing interest at a rate based on Term SOFR as provided in Section 2.06.
“Sponsor” means Apollo Global Management, Inc., or any investment fund or managed account managed by Apollo Global Management, Inc. or any of their respective Affiliates (in each case, other than any operating portfolio companies or AHL or any of its Subsidiaries).

“Sponsor Group” means, collectively, the Sponsor and any employees of or consultants to the Sponsor.
“Statutory Statement” means a statement of the condition and affairs of a Borrower or an Insurance Subsidiary, as applicable, in each case prepared in accordance with SAP, and filed with the Applicable Insurance Regulatory Authority.
“Subsidiary” of a Person means any corporation, partnership, limited liability company, association, joint venture or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency, including the power to cause the termination, removal or replacement of a manager or general partner, whether or not such contingency has occurred) are at the time beneficially owned or the management of which is controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of AHL. For the avoidance of doubt, a special purpose trust formed solely to hold Funding Agreements and to issue funding agreement backed notes shall not be deemed to be a Subsidiary for purposes of this Agreement.
“Supplier” has the meaning specified in Section 3.01(k)(ii).
“Swap Contract” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, credit derivatives, total return swaps, futures, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or other derivatives or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any Master Agreement, including any such obligations or liabilities under any Master Agreement.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means,
(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period (provided, that if such Interest Period is one week, the applicable Term SOFR Reference Rate shall be for a tenor of one month) on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the

Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;
provided, in each case, that if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Threshold Amount” means $375,000,000.
“Trade Date” means, as to a particular assignment or participation of an interest hereunder to a Person, the date on which the applicable Lender enters into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person.
“Type” means with respect to a Loan, its character as a Base Rate Loan or a SOFR Loan, as applicable.
“U.K. Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.
“U.K. Non-Bank Lender” means (i) where a Lender becomes a party hereto on the day on which this Agreement is entered into, a Lender identified as a “U.K. Non-Bank Lender” in Schedule 2.01 or (ii) where a Lender becomes a party hereto after the day on which this Agreement is entered into, a Lender which gives a U.K. Tax Confirmation in the Assignment and Assumption or other relevant documentation which it executes on becoming a party hereto.

“U.K. Qualifying Lender” means a Lender that is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is (a) a Lender (i) that is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document or (ii) in respect of an advance made under a Loan Document by a Person that was a bank (as defined for the purpose of section 879 of the ITA) at the time such advance was made, and in each case is within the charge to United Kingdom corporation tax as respects any payments of interest made with respect to such advance; (b) a Lender which is (i) a company resident in the United Kingdom for United Kingdom tax purposes, (ii) a partnership, each member of which is (x) a company so resident in the United Kingdom; or (y) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole or any share of the interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning of section 19 of the CTA); (c) a U.K. Treaty Lender; or (d) a Lender which is a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Loan Document.
“U.K. Taxes” means Taxes imposed by the United Kingdom.
“U.K. Tax Confirmation” means confirmation by a Lender that the Person beneficially entitled to interest payable to such Lender in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes, (b) a partnership, each member of which is (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole or any share of the interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the United Kingdom that carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of such advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of such company.
“U.K. Tax Deduction” means a deduction or withholding for or on account of U.K. Taxes from a payment under a Loan Document (other than any deduction or withholding from a payment under a Loan Document required by FATCA).
“U.K. Treaty Lender” means a Lender that (a) is treated as a resident of a U.K. Treaty State (in accordance with the provisions of the relevant double taxation agreement), (b) does not carry on a business in the United Kingdom through a permanent establishment with which such Lender’s participation in the Loan is effectively connected, or (c) meets all other conditions in the relevant double taxation agreement for full exemption from tax on interest in the United Kingdom including the completion of all necessary procedural formalities and clearances (and for this purpose it shall be assumed that all necessary procedural formalities and clearances are satisfied if the relevant Lender (i) holds a valid treaty passport under the UK treaty passport scheme and (ii) has confirmed its passport number and jurisdiction of tax residence in accordance with Section 3.01(g)(vi)).
“U.K. Treaty Passport” has the meaning specified in Section 3.01(g)(vi).

“U.K. Treaty State” means a jurisdiction party to a double taxation agreement with the United Kingdom that makes provision for full exemption from tax imposed by the United Kingdom on interest.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unaudited Financial Statements” means the unaudited consolidated balance sheet of AHL and its Subsidiaries, and the related consolidated statements of income and comprehensive income and shareholders’ equity, for each interim quarterly period which has ended since the date of the Audited Financial Statements at least 60 days prior to the Effective Date, together with such unaudited financial statements for the three, six or nine- month period, as applicable, ended on the last day of the most recent of such fiscal periods.
“United States” and “U.S.” mean the United States of America.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.02, 2.03 and 2.04, in each case, such day is also a Business Day.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g)(ii)(B)(3).
“VAT” means
(a)    any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(b)    any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.
“VAT Recipient” has the meaning specified in Section 3.01(k)(ii).
“Voting Securities” means Equity Interests of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons of such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency).
“wholly-owned” means, as to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (i) director’s qualifying shares and (ii) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.
“Withholding Agent” means any Borrower and the Administrative Agent.

“Write-down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organizational Document and the Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, extended, supplemented, otherwise modified, refiled in a different jurisdiction or any amendments, restatements, amendments and restatements, extensions, supplements or other modifications of such Organizational Documents related to the change in jurisdiction of organization, incorporation or formation (as applicable) of any Loan Party (subject to any restrictions on such amendments, restatements, amendments and restatements, extensions, supplements or modifications set forth herein or in any other Loan Document) and, for the avoidance of doubt including any waiver with respect to such documents, (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns and, in the case of any Governmental Authority, any other Governmental Authority succeeding to its functions, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)For the avoidance of doubt, in no event shall any Borrower be liable for any obligations of any other Borrower under this Agreement or any other Loan Document except as set forth in the Guaranty.
Section 1.03Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, applied on a consistent basis throughout the relevant period, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt of AHL and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded. Notwithstanding anything herein to the contrary, unless and until the Borrowers notify the Administrative Agent otherwise, whether a lease constitutes a capital lease or an operating lease may be determined based on GAAP as in effect on December 31, 2018, notwithstanding any modification or interpretative change thereto after such date (including without giving effect to any treatment of leases under Accounting Standards Codification 842 or any Financial Accounting Standard having a similar result or effect). For purposes of calculating the Consolidated Adjusted Capitalization under this Agreement, for the avoidance of doubt, the determination of the percentage set forth in clause (ii) of the definition of the Hybrid Securities Allowed Amount shall be made inclusive of the Hybrid Securities Allowed Amount as a component of Consolidated Adjusted Capitalization, such that the Hybrid Securities Amount of Hybrid Securities included in Consolidated Adjusted Capitalization does not exceed 15% of the sum of Consolidated Adjusted Debt plus Consolidated Net Worth plus the Hybrid Securities Amount of such Hybrid Securities.
(b)Changes in GAAP. If at any time any change in GAAP (each change, an “Accounting Change”) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such Accounting Change (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP without giving effect to such Accounting Change and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such Accounting Change.
Section 1.04Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.06Timing of Payment or Performance. When payment of any obligation is stated to be due or the performance of any covenant, duty or obligation is required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 1.07Pro Forma Compliance. In the event that AHL or any of its Subsidiaries incurs, issues, assumes, repays, repurchases or redeems any Debt or makes any acquisition or investment or other transaction that is required to be given “pro forma effect” hereunder, in each case, subsequent to the date for which the financial covenant under Section 7.06 or any financial ratio is being calculated but prior to or simultaneously with the event for which the calculation of such financial covenant or financial ratio is made, then such financial covenant or financial ratio shall be calculated giving pro forma effect to such incurrence, issuance, repayment, repurchase or redemption of Debt or acquisition or investment or other transaction, as if the same had occurred immediately prior to the date for which such financial covenant or financial ratio is being calculated.

Section 1.08Compliance with this AgreementFor purposes of determining the permissibility of any action, change, transaction or event that by the terms of the Loan Documents requires a calculation of any financial ratio or test, such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.
(a)It is understood and agreed that any Liens, sale, transfer, lease, disposition, merger, dissolution, liquidation, consolidation, amalgamation, or Affiliate transaction need not be permitted solely by reference to one clause of Sections 7.01, 7.02 or 7.03, respectively, but may instead be permitted from time to time in part or in whole under any combination thereof. For the avoidance of doubt, nothing in this Section 1.08(b) shall override the limitations set forth in the proviso to Section 7.01(xxxv).
Section 1.09Foreign Currencies. Notwithstanding anything to the contrary in this Agreement, for purposes of any determination under Article VI, Article VII (other than Section 7.06 or any other financial ratio or test) or Article VIII with respect to the amount of any Debt, Liens, Affiliate transaction or other transaction, event or circumstance, or any determination under any other provision of this Agreement, (any of the foregoing, a “specified transaction”) in a currency other than Dollars, (i) the Dollar equivalent amount of a specified transaction in a currency other than Dollars shall be calculated based on the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto, or in the event such rate does not appear on any Bloomberg Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrowers) for such currency, as in effect at 11:00 a.m. (New York time) on the date of such specified transaction; provided, that if any Debt is incurred (and, if applicable, associated Lien granted) to refinance or replace other Debt denominated in a currency other than Dollars, and such refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Debt (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Debt being refinanced or replaced, except by an amount equal to unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rates of currency exchange occurring after the time of any specified transaction so long as such specified transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i). For purposes of Section 7.06 and the calculation of compliance with any financial ratio or test for purposes of taking any action hereunder, on any date of determination, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rate used in preparing the financial statements delivered pursuant to Section 6.01(i) or (ii) (or, if prior to the date such delivery is required pursuant to Section 6.01(i) or Section 6.01(ii), those financial statements referred to in Section 5.05(a)) corresponding thereto as of the date of determination and will, in the case of Debt, reflect the currency translation effects, determined in accordance with GAAP, of any Swap Contract in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar equivalent amount of such Debt.

Section 1.10Benchmark Replacement Setting.
(a)Benchmark Replacement.
(i)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such

Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis;
(ii)No Swap Contract shall be deemed to be a “Loan Document” for purposes of this Section 1.10.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes, in consultation with the Borrowers from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document, unless the Borrowers have objected to such Conforming Changes within five (5) days after the Administrative Agent has provided notice of such Conforming Changes to the Borrowers.
(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrowers of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 1.10(d). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 1.10, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 1.10.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any pending request for a Term SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(f)Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to this Section 1.10, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes (it being understood that this sentence does not limit the Administrative Agent’s obligation to make any determination or calculation of such reference rate to the extent expressly required to be made by the Administrative Agent pursuant to the terms of this Agreement). The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.11LLC Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Article II
THE COMMITMENTS AND LOANS
Section 2.01Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Loan”) in Dollars to the Borrowers from time to time, on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Applicable Percentage of the then Aggregate Commitments; provided, however, that after giving effect to any Borrowing, (i) the Outstanding Amount shall not exceed the Aggregate Commitments and (ii) the principal amount of each Lender’s outstanding Loans shall not exceed such Lender’s Applicable Percentage of the Aggregate Commitments. Within the limits of each Lender’s Commitment and the Aggregate Commitments, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.03, and reborrow under this Section 2.01. Loans may be Base Rate Loans or SOFR Loans, as further provided herein.

Section 2.02Borrowings, Conversions and Continuations of Loans.

(a)Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of SOFR Loans shall be made upon a Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three U.S. Government Securities Business Days prior to the requested date of any Borrowing of, conversion to or continuation of SOFR Loans or of any conversion of SOFR Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower. Each Borrowing of, conversion to or continuation of SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If a Borrower fails to specify a Type of Loan in a Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(b)Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. Each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of Citibank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower. Each Lender may, at its option, make any Loan available to any Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)Except as otherwise provided herein, a SOFR Loan may be continued or converted only on the last day of an Interest Period for such SOFR Loan.
(d)The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for SOFR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Citibank’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Loans.
(f)Each Borrowing hereunder shall be made on a several, but not joint, basis with respect to the Borrower requesting such Borrowing, except as expressly set forth in the Guaranty.
Section 2.03Prepayments.

(a)Any Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that: (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three U.S. Government Securities Business Days prior to any date of prepayment of SOFR Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that such notice may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any prepayment of a SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.12, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.
(b)If for any reason the Outstanding Amount at any time exceeds the Aggregate Commitments then in effect, the Borrowers shall immediately prepay Loans in an aggregate amount equal to such excess.
Section 2.04Termination, Reduction or Increase of Commitments.
(a)Optional. The Borrowers may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three U.S. Government Securities Business Days (or such shorter period acceptable to the Administrative Agent) prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrowers shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount would exceed the Aggregate Commitments. The Administrative Agent will promptly notify the Lenders of any notice of termination or reduction of the Aggregate Commitments; provided that such notice may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
(b)Mandatory. The Aggregate Commitments shall be automatically and permanently reduced to zero on the Commitment Termination Date.
(c)Increase of Commitments.
(i)Subject to this Section 2.04(c), AHL may, at any time after the Effective Date by notice to the Administrative Agent, propose an increase in the Aggregate Commitments hereunder (each such proposed increase being a “Commitment Increase”) either by having a Lender increase its Commitment (each an “Increasing Lender”) or by having a Person which is not then a Lender become a party hereto as a Lender with a new Commitment hereunder (each an “Additional Commitment Increase Lender”), each such Additional Commitment Increase Lender being reasonably acceptable to the Administrative Agent. Such notice shall specify (i) the name of each Increasing Lender and/or Additional Commitment Increase Lender, as applicable, (ii) the amount of the Commitment Increase and the portion thereof being committed to by each such

Increasing Lender or Additional Commitment Increase Lender and (iii) the date on which such Commitment Increase is to be effective (a “Commitment Increase Date”).
(ii)Each Commitment Increase shall be subject to the following conditions:
(A)unless the Administrative Agent otherwise agrees, each Commitment Increase shall be in an amount of at least $50,000,000 (or lesser remaining amount available pursuant to this Section 2.04(c));
(B)immediately after giving effect to any Commitment Increase, the Aggregate Commitments shall not exceed $2,500,000,000;
(C)no Default or Event of Default shall have occurred and be continuing on the relevant Commitment Increase Date;
(D)the representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects on and as of the Commitment Increase Date (or (A) if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date, (B) in the case of Section 5.05(a), such representations and warranties shall be deemed to refer to the most recent financial statements furnished by AHL hereunder, (C) in the case of Section 5.05(b), such representations and warranties shall be deemed to refer to the most recent audited statements furnished by AHL hereunder, (D) in the case of Section 5.06, such representations and warranties shall except any matter which has theretofore been disclosed in writing by AHL to the Administrative Agent (which will make the same available to each Lender) and (E) in the case of those representations and warranties which are qualified by materiality or Material Adverse Effect, such representations and warranties shall be true and correct in all respects); and
(E)the Administrative Agent shall have received such other documentation related to such Commitment Increase as it shall reasonably request.
(iii)Each Commitment Increase (and the increase of the applicable Commitment of each Increasing Lender and/or the new Commitment of each Additional Commitment Increase Lender, as applicable, resulting therefrom) shall become effective as of the relevant Commitment Increase Date upon satisfaction of the conditions set forth in Section 2.04(c)(ii) and execution of an amendment to this Agreement (an “Incremental Amendment”), in form and substance reasonably satisfactory to AHL and the Administrative Agent, executed by each of (a) the Borrowers, (b) the Administrative Agent and (c) each Increasing Lender and/or such Additional Commitment Increase Lender pursuant to which, effective as of such Commitment Increase Date, each such Increasing Lender and/or such Additional Commitment Increase Lender, as applicable, shall provide its Commitment (or an increase of its applicable Commitment, as applicable). Each of the parties hereto hereby (A) agrees that, notwithstanding anything to the contrary set forth in Section 10.01, this Agreement and the other Loan Documents may be amended pursuant to an Incremental Amendment executed by each of (a) the Borrowers, (b) the Administrative Agent and (c) each Increasing Lender and/or such Additional Commitment Increase Lender, which shall not require the consent of any other Lenders, to the extent reasonably required to (i) reflect the existence and terms of the Commitment Increase and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section or that have otherwise been approved in accordance with Section 10.01, and the Lenders hereby expressly and irrevocably, for the benefit of all parties hereto, authorize the Administrative Agent to enter into such amendment and (B) consents to the transactions contemplated by this Section 2.04(c) (including, for the avoidance of doubt, payment of interest, fees or premiums as may be set forth in the relevant amendment).

(iv)Upon receipt of the executed Incremental Amendment, together with the documents specified in Section 2.04(c)(ii), the Administrative Agent shall record the information contained in such Incremental Amendment in the Register and give prompt notice of the relevant Commitment Increase to the Borrowers and the Lenders. On each Commitment Increase Date, if there are Loans then outstanding, (i) each applicable Borrower shall simultaneously prepay in full the outstanding Loans, which may be funded with a Borrowing of Loans under the remaining Aggregate Commitments after giving effect to the applicable Commitment Increase or (ii) at the request of the Borrowers, each existing Lender shall assign to each Increasing Lender and/or Additional Commitment Increase Lender, and each Increasing Lender and/or Additional Commitment Increase Lender shall purchase from each of the existing Lenders, at par, such interests in the Loans outstanding, to the extent necessary to keep outstanding Loans ratable with any revised Applicable Percentages of the respective Lenders effective as of such date (after giving effect to such Commitment Increase). The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Section 2.02 and 2.03 of this Agreement shall not apply to the transactions effected pursuant to the preceding sentences.
(v)Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to increase any of its Commitments hereunder and any election to do so shall be in the sole and absolute discretion of such Lender. This Section shall supersede any provisions in Section 2.11 or 10.01(y) to the contrary.
Section 2.05Repayment of Loans. The Borrowers shall repay to the Lenders on the Commitment Termination Date the aggregate principal amount of Loans outstanding on such date, together with accrued and unpaid interest thereon and all other Obligations then due and owing.

Section 2.06Interest.
(a)Subject to the provisions of paragraph (b) below, (i) each SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
(b)(i)    Upon the occurrence and during the continuance of an Event of Default pursuant to Section 8.01(a), to the fullest extent permitted by applicable Laws, such overdue amounts as are then due and payable hereunder and unpaid shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate; and
(i)upon the request of the Required Lenders, upon the occurrence and during the continuance of any Event of Default, to the fullest extent permitted by applicable Laws, all overdue outstanding amounts shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate; provided that upon the occurrence of an Event of Default under Section 8.01(f), the Obligations hereunder shall, to the fullest extent permitted by applicable Laws, automatically accrue interest at the Default Rate.
(c)Upon the occurrence and during the continuance of any Event of Default, any SOFR Loan will, upon the request of the Required Lenders, convert to a Base Rate Loan at the end of the Interest Period then in effect for such SOFR Loan.
(d)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
Section 2.07Fees.
(a)Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the

Outstanding Amount during such quarter (giving effect to any optional reduction or termination thereof). The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Effective Date, and on the last day of the Availability Period.
(b)Other Fees.
(i)The Borrowers shall pay to the Arranger party to the Fee Letter for its own account fees in the amounts and at the times specified in such Fee Letter. All such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
Section 2.08Computation of Interest and Fees All computations of interest for SOFR Loans shall be made on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). All other computations of fees and interest shall be made on the basis of a 365 or 366-day year, as the case may be, and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.09Evidence of Debt. The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Borrowings made by the Lenders and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, each Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type, amount and maturity of its Loans and payments with respect thereto.

Section 2.10Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)Clawback.

(i)Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by a Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by a Borrower shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and payments pursuant to Section 9.11 and Section 10.04(c), as applicable, are several and not joint. The failure of any Lender to make any Loan or payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.04(c).

(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan or other funding obligation in any particular place or manner.
Section 2.11Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro-rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing to them, provided that:

(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.
The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.
Section 2.12Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Termination of Defaulting Lender Commitment. The Borrowers may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than two Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of clause (iii) below will apply to all amounts thereafter paid by any Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim any Borrower, the Administrative Agent, or any Lender may have against such Defaulting Lender, or cause such Defaulting Lender to be a Non-Defaulting Lender.
(ii)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.
(iii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrowers may request (if no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.12(a)(iii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iv)Certain Fees. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Section 2.07(a) (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees).
(b)Defaulting Lender Cure. If the Borrowers and the Administrative Agent agree in writing in their discretion that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par such portion of outstanding Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the principal amount of the outstanding Loans of the Lenders to be on a pro-rata basis in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such outstanding principal amount of the Loans of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of a Borrower while such Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
Section 2.13Extension of Commitment Termination Date.
(a)Requests for Extension. AHL may from time to time after the Effective Date (but not on more than two (2) separate occasions), by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than the first anniversary of the Effective Date and not later than 30 days prior to the Commitment Termination Date (or such later date as agreed by the Administrative Agent in its sole discretion), request that each Lender extend such Lender’s Commitment Termination Date for one year, which such request shall indicate the date by which each Lender shall respond to such request (which shall not be earlier than 20 days after the date the Administrative Agent is notified of such request (or such earlier date as agreed by the Administrative Agent in its sole discretion)) (such date, the “Notice Date”) and the date on which such extension shall be effective (which shall not be earlier than 25 days after the date the Administrative Agent is notified of such request, unless otherwise agreed by the Administrative Agent in its sole discretion) (such date, the “Extension Effective Date”).

(b)Lender Elections to Extend. Each Lender, acting in its sole discretion, shall, by notice to the Administrative Agent given on or prior to the Notice Date, advise the Administrative Agent whether or not such Lender agrees to such extension (each such Lender that determines to so extend its Commitment Termination Date (an “Extending Lender”) and each Lender that determines not to so extend its Commitment Termination Date (a “Non-Extending Lender”)). Any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.
(c)Notification by Administrative Agent. The Administrative Agent shall notify AHL of each Lender’s determination under this Section 2.13 promptly, in any event not more than two Business Days after the Notice Date.
(d)Additional Extension Lenders. AHL shall have the right, at any time prior to the Commitment Termination Date then in effect, to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Extension Lender”) in accordance with the procedures provided in Section 10.13, each of which Additional Extension Lenders shall have entered into an Assignment and Assumption pursuant to which such Additional Extension Lender shall, effective as of the date of such Assignment and Assumption, undertake a Commitment (and, if any such Additional Extension Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).
(e)Effect of Extension. Effective as of the Extension Effective Date, the Commitment Termination Date of each Extending Lender and of each Additional Extension Lender shall be (or shall be extended to, as applicable) the date falling one year after the Commitment Termination Date then in effect and each Additional Extension Lender shall thereupon become a “Lender” for all purposes of this Agreement. Subject to the terms and conditions set forth in this Section 2.13, the Administrative Agent shall promptly notify the Borrowers and the Lenders of the Extension Effective Date and record the relevant information for such extension in the Register.
(f)Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, an extension of the Commitment Termination Date pursuant to this Section 2.13 shall not be effective with respect to any Lender unless:
(i)no Default or Event of Default shall have occurred and be continuing on the Extension Effective Date of such extension;
(ii)the representations and warranties contained in this Agreement are true and correct in all material respects on and as of the Extension Effective Date (or (A) if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date, (B) in the case of Section 5.05(a), such representations and warranties shall be deemed to refer to the most recent financial statements furnished by AHL hereunder, (C) in the case of Section 5.05(b), such representations and warranties shall be deemed to refer to the most recent audited statements furnished by AHL hereunder, (D) in the case of Section 5.06, such representations and warranties shall except any matter which has theretofore been disclosed in writing by AHL to the Administrative Agent (which will make the same available to each Lender) and (E) in the case of those representations and warranties which are qualified by materiality or Material Adverse Effect, such representations and warranties shall be true and correct in all respects);
(iii)the aggregate amount of the Commitments of all Extending Lenders and Additional Extension Lenders shall be greater than 50% of the Aggregate Commitments then in effect immediately prior to the Extension Effective Date; and
(iv)the Administrative Agent shall have received such other documentation related to such extension as it shall reasonably request.

(g)Commitment Termination Date for Non-Extending Lenders. On the Commitment Termination Date of each Non-Extending Lender then in effect, (i) the Borrowers shall repay such Non-Extending Lender in accordance with Section 2.05, which may be funded with a Borrowing of Loans under the remaining Aggregate Commitments of each Extending Lender and Additional Extension Lender and (ii) after giving effect to such prepayment, the Borrowers shall prepay any Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.05), or at the request of the Borrowers each Extending Lender shall assign to each Additional Extension Lender, and each Additional Extension Lender shall purchase from each of the Extending Lenders, at par, such interests in the Loans outstanding, to the extent necessary to keep outstanding Loans ratable with any revised Applicable Percentages of the respective Lenders effective as of such date. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Section 2.02 and 2.03 of this Agreement shall not apply to the transactions effected pursuant to the preceding sentences.
(h)Amendments. Each of the parties hereto hereby (A) agrees that, notwithstanding anything to the contrary set forth in Section 10.01, this Agreement and the other Loan Documents may be amended pursuant to an amendment in form and substance reasonably acceptable to the Administrative Agent and the Borrowers executed by each of (a) the Borrowers, (b) the Administrative Agent and (c) each Extending Lender and Additional Extension Lender, which shall not require the consent of any other Lenders, to the extent reasonably required to (i) reflect the existence and terms of the extended Aggregate Commitments of such Extending Lenders and Additional Extension Lenders and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section or that have otherwise been approved in accordance with Section 10.01, and the Lenders hereby expressly and irrevocably, for the benefit of all parties hereto, authorize the Administrative Agent to enter into such amendment and (B) consents to the transactions contemplated by this Section 2.13 (including, for the avoidance of doubt, payment of interest, fees or premiums as may be set forth in the relevant amendment).
(i)Conflicting Provisions. This Section 2.13 shall supersede any provisions in Section 2.11 or 10.01(y) to the contrary.
Article III
TAXES, YIELD PROTECTION AND ILLEGALITY
Section 3.01Taxes.

(a)Defined Terms. For purposes of this Section 3.01 the term “applicable Law” includes FATCA.
(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by the Borrowers. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by the Borrowers. Each Borrower shall, solely as to itself, indemnify each Recipient, within 30 days after written demand therefor, for the full amount of any

Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent and the Borrowers, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but the Administrative Agent shall only be indemnified to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or the Borrowers in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted, and whether or not imposed or asserted, by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or the Borrowers shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 3.01, such Borrower shall deliver to the Administrative Agent (and, in the case of U.K. Taxes, to the relevant Lender) the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii)(A), 3.01(g)(ii)(B) and 3.01(g)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing:
(A)each Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)each Non-U.S. Lender Party shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender Party becomes a Non-U.S. Lender Party under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Non-U.S. Lender Party claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Non-U.S. Lender Party claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Non-U.S. Lender Party is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)to the extent a Non-U.S. Lender Party is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender Party is a partnership and one or more direct or indirect partners of such Non-U.S. Lender Party are claiming the portfolio interest exemption, such Non-U.S. Lender Party may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;
(C)each Non-U.S. Lender Party shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender Party becomes a Non-U.S. Lender Party under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Non-U.S. Lender Party under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Non-U.S. Lender Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Non-U.S. Lender Party shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Non-U.S. Lender Party has complied with such Non-U.S. Lender Party’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification and deliver them to the Borrowers and the Administrative Agent or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so, without the need for any requests by, or notice from, the Borrowers or the Administrative Agent.
(iv)Each Lender hereby consents to the reporting by the Borrowers of any information provided by such Non-U.S. Lender Party to the Borrowers (or otherwise in the possession of the Borrowers or publicly available) regarding such Non-U.S. Lender Party (including information regarding such Non-U.S. Lender Party’s “Controlling Persons,” within the meaning of FATCA) and information regarding the Loans, in each case, as the Borrowers reasonably determine is required to comply with FATCA.
(v)None of the foregoing provisions of this Section 3.01(g) shall apply in respect of U.K. Taxes or a U.K. Tax Deduction. Subject to Section 3.01(g)(vi) below, a U.K. Treaty Lender and each Borrower which makes a payment to which that U.K. Treaty Lender is beneficially entitled shall cooperate in completing any procedural formalities necessary for that Borrower to obtain authorization to make that payment without a U.K. Tax Deduction.
(vi)A U.K. Treaty Lender which (i) becomes a Lender on the day on which this Agreement is entered into that holds a current passport under the HMRC DT Treaty Passport scheme (a “U.K. Treaty Passport”), and which then wishes that scheme to apply to this Agreement, shall include an indication to that effect by including its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 2.01 and, having done so, shall be under no obligation under the preceding Section 3.01(g)(v) and where a U.K. Treaty Lender includes such an indication in Schedule 2.01, the relevant Borrower shall file a duly completed HM Revenue & Customs’ Form DTTP2 in respect of such U.K. Treaty Lender with HM Revenue & Customs within thirty (30) days of the date on which such Borrower becomes a party to this Agreement and shall promptly provide the U.K. Treaty Lender with a copy of that filing; or (ii) becomes a Lender (or is treated as such by virtue of Section 10.06(d)) after the date of this Agreement that holds a U.K. Treaty Passport, and which wishes that scheme to apply to this Agreement, shall include its scheme reference number and its jurisdiction of tax residence in the Assignment and Assumption or other relevant documentation which it executes on becoming a party and, having done so, shall be under no obligation under the preceding Section 3.01(g)(v) and where a U.K. Treaty Lender includes such an indication in the relevant Assignment and Assumption or other relevant documentation the relevant Borrower shall file a duly completed HM Revenue & Customs’ Form DTTP2 in respect of such U.K. Treaty Lender with HM Revenue & Customs within thirty (30) days of the date of the relevant assignment, transfer or participation, or, if later, within thirty (30) days of the date on which such U.K. Treaty Lender becomes a party to this Agreement, and shall promptly provide the U.K. Treaty Lender with a copy of that filing; provided that no such filing shall be required unless and until the relevant U.K. Treaty Lender is a lender under a Loan to a Borrower that is subject to an obligation to withhold on account of U.K. income tax pursuant to section 874 of the ITA.
(vii)A U.K. Non-Bank Lender which becomes a party to this Agreement on the day on which this Agreement is entered into gives a U.K. Tax Confirmation to the Borrowers and the Administrative Agent by entering into this Agreement. A U.K. Non-Bank Lender shall promptly notify the Borrowers and Administrative Agent if there is any change in the position from that set out in the U.K. Tax Confirmation.

(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.
(j)Lender Status Confirmation. Each person who is a Lender on the date on which this Agreement is entered into confirms that on that date it is a U.K. Qualifying Lender. Each Lender which becomes a party to this Agreement after the date of this Agreement shall confirm, in the Assignment and Assumption which it executes on becoming a party, which of the following categories it falls into:
(i)not a U.K. Qualifying Lender;
(ii)a U.K. Qualifying Lender (other than a U.K. Treaty Lender); or
(iii)a U.K. Treaty Lender.
If a relevant Lender fails to indicate its status in accordance with the foregoing provisions of this Section 3.01(j) then such Lender shall be treated for the purposes of this Agreement as if it is not a U.K. Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the relevant Borrowers). Any relevant Lender that ceases to be a U.K. Qualifying Lender shall promptly notify the Administrative Agent. For the avoidance of doubt, an Assignment and Assumption or any other relevant documentation shall not be invalidated by any failure of a Lender to comply with this Section 3.01(j).
(k)VAT
(i)All amounts, expressed to be payable under a Loan Document by any party hereto to a Recipient, which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply or supplies made by any Recipient to any party hereto in connection with a Loan Document, and such Recipient is required to account to the relevant tax authority for the VAT, that party hereto shall pay to the Recipient (in addition to and at the same time as paying the consideration for that supply or supplies) an amount equal to the amount of the VAT (and such Recipient shall promptly provide an appropriate VAT invoice to such party).

(ii)If VAT is or becomes chargeable on any supply made by any Recipient (the “Supplier”) to any other Recipient (the “VAT Recipient”) under a Loan Document, and any party hereto other than the VAT Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the VAT Recipient in respect of that consideration):
(A)(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The VAT Recipient must (where this paragraph (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant tax authority which the VAT Recipient determines relates to the VAT chargeable on that supply; and
(B)(where the VAT Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(iii)Where a Loan Document requires any party hereto to reimburse or indemnify a Recipient for any costs or expenses, that party shall reimburse or indemnify (as the case may be) the Recipient against any VAT incurred by the Recipient in respect of the costs or expenses, save to the extent that the Recipient reasonably determines that it is entitled to credit for or repayment in respect of the VAT from the relevant tax authority.
(iv)Any reference in Section 3.01(k) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply or (as appropriate) receiving the supply under the grouping rules (as provided for in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union)).
(v)In relation to any supply made by a Recipient to any party hereto under a Loan Document, if reasonably requested by such Recipient, that party must promptly provide such Recipient with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Recipient’s VAT reporting requirements in relation to such supply.
Section 3.02Illegality. If any Lender determines that any Change in Law or introduction of any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to Term SOFR, or to determine or charge interest rates based upon Term SOFR (each, a “Term SOFR Illegality Event”), then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (i) any obligation of such Lender to make or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) each Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such SOFR

Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest at the Base Rate by reference to Term SOFR component of the Base Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted and any amount payable pursuant to Section 3.05. During any period in which a Term SOFR Illegality Event is in effect, the Borrowers may request, through the Administrative Agent, that the Lenders affected by such Term SOFR Illegality Event confirm that the circumstances giving rise to the Term SOFR Illegality Event continue to be in effect. If, within ten (10) Business Days following such confirmation request, such Lenders have not confirmed the continued effectiveness of such Term SOFR Illegality Event, then such Term SOFR Illegality Event shall no longer be deemed to be in effect; provided, that (A) the Borrowers shall not be permitted to submit any such request more than once in any 30-day period and (B) nothing contained in this Section 3.02 or the failure to provide confirmation of the continued effectiveness of such Term SOFR Illegality Event shall in any way affect the Lenders’ right to provide any additional notices of an Term SOFR Illegality Event as provided in this Section 3.02.

Section 3.03Inability to Determine Rates. Unless the provisions of Section 1.10 apply, if the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion to or continuation thereof that (i) adequate and reasonable means do not exist for determining the Term SOFR Reference Rate for any requested Interest Period with respect to a proposed SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan (each, a “Market Disruption Event”), the Administrative Agent will promptly so notify the Borrowers and each Lender; provided that no Lender shall so advise the Administrative Agent unless such Lender is generally making similar claims upon, or otherwise similarly enforcing its agreements with, similarly-situated borrowers (and provided further that no Lender shall have any obligation to disclose information about any other borrowers). Thereafter, (x) the obligation of the Lenders to make or maintain SOFR Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to Term SOFR component of the Base Rate, the utilization of Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein. During any period in which a Market Disruption Event is in effect, the Borrowers may request, through the Administrative Agent, that the Required Lenders confirm that the circumstances giving rise to the Market Disruption Event continue to be in effect. If, within ten Business Days following such confirmation request, the Required Lenders have not confirmed the continued effectiveness of such Market Disruption Event, then such Market Disruption Event shall no longer be deemed to be in effect; provided, that (A) the Borrowers shall not be permitted to submit any such request more than once in any 30 day period and (B) nothing contained in this Section 3.03 or the failure to provide confirmation of the continued effectiveness of such Market Disruption Event shall in any way affect the Required Lenders’ right to provide any additional notices of a Market Disruption Event as provided in this Section 3.03.

Section 3.04Increased Costs; Capital Reserves .
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (v) of the definition of Excluded Taxes and

(C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or SOFR Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to Term SOFR (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered; provided that as to any Lender seeking compensation under this Section 3.04(a), such Lender shall only be so compensated to the extent such Lender is then generally seeking such compensation from similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 3.04(a) and the definition of “Change in Law.”
(b)Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided, that as to any Lender seeking compensation under this Section 3.04(b), such Lender shall only be so compensated to the extent such Lender is then generally seeking such compensation from similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 3.04(b) and the definition of “Change in Law.”
(c)Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Borrowers, shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that a Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 3.05Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(i)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(ii)any failure by a Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowers; or
(iii)any assignment of a SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 10.13;
including any loss of anticipated profits (other than margins) and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. A certificate as to any amounts payable pursuant to this paragraph shall be given to the Borrowers by Administrative Agent and shall, in the absence of manifest error, be conclusive and shall be payable within 30 days after receipt of such certificate.
For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each SOFR Loan made by it at Term SOFR for such Loan by a matching deposit or other borrowing for a comparable amount and for a comparable period, whether or not such SOFR Loan was in fact so funded.
Section 3.06Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrowers, such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts then or thereafter payable pursuant to Section 3.01 or 3.04, as the case may be, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 10.13.
Section 3.07Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

Article IV
CONDITIONS PRECEDENT
Section 4.01Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction (or waiver in accordance with Section 10.01) of the following conditions precedent:
(a)The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals; provided that delivery of an executed counterpart of a signature page by telecopy or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of an original executed signature page, unless, in the case of clause (ii) below, as otherwise requested in writing at least three Business Days prior to the Effective Date) and each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:
(i)executed counterparts of this Agreement;
(ii)a Note executed by the Borrowers in favor of each Lender requesting a Note in writing at least three Business Days prior to the Effective Date;
(iii)the Guaranty executed by the Borrowers;
(iv)such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrowers as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents;
(v)such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrowers are duly organized or formed, validly existing and in good standing (to the extent such concept is applicable) in their respective jurisdictions of organization;
(vi)customary opinions of Sidley Austin LLP, Conyers Dill & Pearman and Nyemaster Goode, P.C., each counsel to the Borrowers, addressed to the Administrative Agent and each Lender;
(vii)a certificate (which certificate shall be true and correct) signed by a Responsible Officer of each Borrower certifying (A) that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied, and (B) that there has been no event or circumstance since December 31, 2025 that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect (excluding any event or circumstance disclosed in (x) the financial statements and other reports delivered by or on behalf of AHL to the “Administrative Agent” prior to the date of this Agreement pursuant to the Existing Credit Agreement, unless the disclosure setting forth such event or circumstance was substantially predictive or forward-looking in nature, in which case this exclusion shall not apply or (y) the public filings made by AHL with the SEC prior to June 24, 2026);
(viii)(x) at least three (3) Business Days prior to the Effective Date, the documentation and other information reasonably requested by the Lenders in writing at least ten (10) Business Days prior to the Effective Date required in order to comply with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act and (y) at least three (3) Business Day prior to the Effective Date (to the extent requested at least seven (7) days prior to the Effective Date), for any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification; and
(ix)a letter from Corporation Service Company, currently located at 19 West 44th Street, New York, Suite 200, New York 10036, indicating its consent to appointment by Athene Annuity Re and Athene Life Re as their agent to receive service of process as specified in Section 10.14(e) hereof.
(b)Any fees, costs or expenses required to be paid or reimbursed on or before the Effective Date pursuant to the Loan Documents, including the fees and expenses of Fried, Frank, Harris, Shriver & Jacobson LLP as counsel to the Administrative Agent and the Lenders, shall have been paid.
Without limiting the generality of the provisions of Section 9.03(c), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the initial Borrowing date specifying its objection thereto.
Section 4.02Conditions to all Borrowings. The obligation of each Lender to honor a Loan Notice (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of SOFR Loans), is subject to the following conditions precedent:
(a)The representations and warranties of the Borrowers contained in Article V or any other Loan Document shall be true and correct in all material respects (except that those representations and warranties which are qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that those representations and warranties which are qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsection (a) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (i) and (ii), respectively, of Section 6.01; provided that after the Effective Date the representations and warranties set forth in Section 5.05(b) or Section 5.06 shall not be required to be true or correct as a condition precedent to any Borrowing.
(b)No Default shall then exist, or would result from such proposed Borrowing or from the application of the proceeds thereof.
(c)The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.
Each Loan Notice (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of SOFR Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Borrowing.
Article V
REPRESENTATIONS AND WARRANTIES
Each Borrower represents and warrants to the Administrative Agent and the Lenders, severally (and not jointly) with respect to itself only, that:
Section 5.01Existence, Qualification and Power. Such Borrower and each of its Material Subsidiaries (i) is duly organized or formed, validly existing and, as applicable, in good standing (to the extent such concept is applicable) under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals from all Governmental Authorities to (A) own or lease its assets and carry on its business as then conducted and (B) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except in each case referred to in clause (i) (other than with respect to the existence of the Borrowers), clause (ii)(A) or clause (iii), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 5.02Authorization; No Contravention. The execution, delivery and performance by such Borrower of each Loan Document to which it is a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of its Organizational Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (A) any Contractual Obligation to which such Borrower is a party or affecting such Borrower or the properties of such Borrower which would reasonably be expected to result in a Material Adverse Effect or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Borrower or its property is subject which would reasonably be expected to result in a Material Adverse Effect or (iii) violate any Law the effect of which would reasonably be expected to result in a Material Adverse Effect.

Section 5.03Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Borrower of this Agreement or any other Loan Document to which such Borrower is a party, except for such approvals (or deemed approvals), consents, exemptions, authorizations, actions, notices or filings that have been duly obtained, taken or made and are in full force and effect and except as would not reasonably be expected to result in a Material Adverse Effect.

Section 5.04Execution and Delivery; Binding Effect. This Agreement has been, and each other Loan Document to which such Borrower is a party, when delivered hereunder, will have been, duly executed and delivered by such Borrower. This Agreement constitutes, and each other Loan Document to which such Borrower is a party when so delivered will constitute, a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms except as such enforceability may be limited by statutes of limitation, bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally, by defenses of set-off and counterclaim (to the extent not otherwise waived hereunder or under the Loan Documents), and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 5.05Financial Statements; No Material Adverse Effect.
(a)Financial Statements. The Audited Financial Statements fairly present in all material respects the consolidated financial position of AHL and its subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the period covered thereby in accordance with GAAP, except as otherwise expressly noted therein. The Unaudited Financial Statements were prepared in accordance with GAAP except as otherwise expressly noted therein and fairly present in all material respects the consolidated financial position of AHL and its subsidiaries as of the dates thereof and their consolidated results of operations for the periods covered thereby in accordance with GAAP, except as otherwise expressly noted therein and subject to the absence of footnotes and to normal year-end audit adjustments.
(b)No Material Adverse Change. Since December 31, 2025, there has been no event or circumstance that, either individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (excluding any event or circumstance disclosed in (x) the financial statements and other reports delivered by or on behalf of AHL to the “Administrative Agent” prior to the date of this Agreement pursuant to the Existing Credit Agreement, unless the disclosure setting forth such event or circumstance was substantially predictive or forward-looking in nature, in which case this exclusion shall not apply or (y) the public filings made by AHL with the SEC prior to June 24, 2026). For the avoidance of doubt, the parties hereto acknowledge that the Borrowers shall not be required to make the foregoing representation and warranty set forth in this Section 5.05(b) other than on the Effective Date and/or any Extension Effective Date and any Commitment Increase Date, as prescribed and modified pursuant to Section 2.13(f)(ii) and Section 2.04(c)(ii)(D), respectively.
Section 5.06Litigation. As of the Effective Date there are no actions, suits, proceedings or investigations pending or, to the knowledge of such Borrower, threatened in writing, at Law, in equity, in arbitration or before any Governmental Authority, by or against such Borrower or any Material Subsidiary of such Borrower or against any of their properties that (i) either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect or (ii) affect the validity or enforceability of this Agreement or any other Loan Document or any of the transactions contemplated hereby. For the avoidance of doubt, the parties hereto acknowledge that the Borrowers shall not be required to make the foregoing representation and warranty set forth in this Section 5.06 other than on the Effective Date and/or any Extension Effective Date and any Commitment Increase Date, as prescribed and modified pursuant to Section 2.13(f)(ii) and Section 2.04(c)(ii)(D), respectively.

Section 5.07Taxes. Such Borrower and each Material Subsidiary of such Borrower has filed (or caused to be filed) all U.S. federal, non-U.S. and other tax returns and reports required to be filed, and have paid (or caused to be paid) all U.S. federal, non-U.S. and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (i) Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or SAP, as the case may be, or (ii) to the extent that the failure to make such filing or payment would not reasonably be expected to have a Material Adverse Effect.

Section 5.08Disclosure. No written report, financial statement, certificate or other written information furnished (other than preliminary, projected or pro-forma information and general market or industry data) by or on behalf of such Borrower to the Administrative Agent or any Lender for use in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that as to written reports, financial statements, certificates, or other written information specified as having been derived by the Borrower from third parties, other than Affiliates of such Borrower or any of its Subsidiaries, such Borrower represents only that it has no knowledge of any material misstatements therein. The preliminary, projected or pro-forma information contained in the materials referenced in the preceding sentence (if any) were prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood that such projected or pro-forma information is subject to uncertainties and contingencies, many of which are outside the control of the Borrowers, and may vary from actual results and that such variances may be material)

Section 5.09Compliance with Laws. Such Borrower and each Material Subsidiary of such Borrower is in compliance with the requirements of all Laws (including Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to so comply, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.10ERISA Compliance.
(a)Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, each Pension Plan is in compliance with the applicable provisions of ERISA, the Code and other U.S. federal or state Laws.
(b)No ERISA Event has occurred with respect to any Pension Plan, that, when taken together with all such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.
(c)To the extent applicable, each foreign Benefit Plan has been maintained in compliance with its terms and with the requirements of any and all applicable requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that the failure to so comply or maintain has had or would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.
Section 5.11Margin Regulations. No Borrower is engaged and no Borrower will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets of the Borrowers and their

Subsidiaries on a consolidated basis subject to Section 7.02 or other restriction on transfer or disposition hereunder will be Margin Stock.

Section 5.12Investment Company Act. No Borrower is required to register as an “investment company” under the Investment Company Act of 1940.

Section 5.13Anti-Corruption Laws, Sanctions and Beneficial Ownership Regulation. (i) Each Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance in all material respects by it, its Subsidiaries and, to the extent acting on their behalf and under their control, their respective directors, officers, employees, agents and affiliates with Anti-Corruption Laws and applicable Sanctions, and (ii) each Borrower and Subsidiary and, to the knowledge of the Borrowers, their respective officers, employees, directors, agents and affiliates, to the extent acting on their behalf, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Borrowers or any Subsidiary or, to the knowledge of the Borrowers, any of their respective directors or officers or, to the extent acting in any capacity in connection with the credit facility established hereby and under the control of the Borrowers, employees, agents or affiliates, is a Sanctioned Person. Each Borrower is in compliance, in all material respects, with the Uniting And Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA Patriot Act of 2001), to the extent applicable. As of the Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

Article VI
AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and all Obligations (other than contingent obligations for which no claim has been asserted) have been paid in full, each Borrower covenants and agrees with the Lenders that:
Section 6.01Financial Statements and Statutory Statements. The Borrowers will furnish to the Administrative Agent (which will make available to each Lender):
(i)within 90 days after the end of each fiscal year of AHL, a consolidated balance sheet of AHL and its subsidiaries as at the end of such fiscal year and the related consolidated statements of income, equity and cash flows of AHL and its subsidiaries for such fiscal year, in each case prepared in accordance with GAAP and setting forth in comparative form the figures for the previous fiscal year, together with an accountant’s report that complies with SEC rules and regulations, issued by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing;
(ii)within 45 days after each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet of AHL and its subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income, equity and, to the extent prepared by AHL in the ordinary course of its business, cash flows of AHL and its subsidiaries for such fiscal quarter and for the portion of AHL’s fiscal year then ended in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, certified by a Financial Officer of AHL as fairly presenting in all material respects the financial position, results of operations and, if applicable, cash flows of AHL and subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject only to normal year-end audit adjustments and the absence of footnotes;
(iii)within five Business Days after filing with the Applicable Insurance Regulatory Authority with respect to each of Athene Life Re, Athene Annuity Re and each Material Foreign Insurance Subsidiary and within 120 days after each fiscal year of each Material Insurance Subsidiary, as applicable, a copy of a duly completed and signed annual Statutory

Statement of Athene Life Re, Athene Annuity Re, each Material Foreign Insurance Subsidiary and each Material Insurance Subsidiary; and
(iv)within five Business Days after filing with the Applicable Insurance Regulatory Authority (if so required), the quarterly Statutory Statement for each Material Insurance Subsidiary for such period.
Section 6.02Certificates; Other Information. The Borrowers will deliver to the Administrative Agent (which will make available to each Lender):
(i)substantially concurrently with the delivery of the financial statements referred to in Sections 6.01(i) and 6.01(ii), a duly completed Compliance Certificate signed by a Responsible Officer of AHL (A) certifying that such Responsible Officer has no knowledge as to whether a Default is continuing or, if a Default is continuing, specifying the details thereof, and (B) setting forth reasonably detailed calculations of the Consolidated Debt to Capitalization Ratio of AHL and its Subsidiaries and Consolidated Net Worth of AHL and its Subsidiaries and demonstrating compliance with the covenants set forth in Section 7.06 as of the last day of the period for which such financial statements are delivered;
(ii)promptly after the same are publicly available, copies of each annual report, proxy or other materials filed by AHL or any Borrower with the SEC;
(iii)promptly provide documentation and other information reasonably requested in writing by the Lenders, required in order to comply with applicable “know your customer” and anti-money-laundering rules and regulations, and, for purposes of compliance with the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification; and
(iv)promptly following any written request therefor (except to the extent prohibited by applicable law, regulatory policy, regulatory restriction or confidentiality agreement or to the extent covered by attorney-client or other legal privilege (as determined in the reasonable good faith judgment of the Borrowers)), such other information regarding the financial position or business of any Borrower as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(i), 6.01(ii), 6.01(iii), 6.01(iv), 6.02(i) or 6.02(ii) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (A) on which such documents are delivered to the Administrative Agent by email at oploanswebadmin@citigroup.com, or such other email address as the Administrative Agent shall specify in writing to each of the Borrowers, (B) on which such documents are posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR), to the extent any such documents are included in materials filed with the SEC, (C) on which such documents are posted on the applicable Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), or (D) on which a Borrower posts such documents, or provides a link thereto on such Borrower’s or AHL’s website on the Internet at the website listed on Schedule 10.02; provided that documents delivered pursuant to the foregoing clauses (C) and (D) (other than, for the avoidance of doubt, if delivered pursuant to clauses (A) and/or (B)) shall not be deemed to have been delivered unless and until a Borrower has notified the Administrative Agent in writing (including by email at oploanswebadmin@citigroup.com) of the posting of such documents on an Internet or intranet website to which each Lender and the Administrative Agent have access or to such Borrower’s or AHL’s website, as applicable.
The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining copies of such documents.
The Borrowers hereby acknowledge that (i) the Administrative Agent may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debtdomain, IntraLinks, SyndTrak, or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that: (w) the Borrowers shall use commercially reasonable efforts to ensure that all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
Section 6.03Notices. Each Borrower will promptly notify the Administrative Agent of:
(i)the occurrence of any Default;
(ii)the filing or commencement of any action, suit, investigation or proceeding by or before any arbitrator or Governmental Authority against or affecting any Borrower or any Material Subsidiary, including pursuant to any applicable Environmental Laws, in each case in which there is a reasonable likelihood of an adverse determination and that, if adversely determined, would reasonably be expected to have a Material Adverse Effect;
(iii)the occurrence of any ERISA Event that, either individually or together with any other ERISA Events, would reasonably be expected to have a Material Adverse Effect;
(iv)any amendment or other modification of the bylaws of AHL or the AHL Audit Committee Provisions or the Related Party Transactions Policy that would be materially adverse to the interests of the Lenders; and
(v)any public announcement by Fitch or S&P of any negative change in their rating of AHL’s non-credit-enhanced senior unsecured long-term debt, or the issuer default rating or issuer credit rating, as applicable to AHL.
Each notice delivered under clauses (i) through (iii) of this Section shall be accompanied by a statement of a Responsible Officer of the applicable Borrower setting forth the details of the occurrence requiring such notice and stating what action such Borrower has taken and proposes to take with respect thereto.
Section 6.04Preservation of Existence, Etc. Each Borrower will, and will cause each Material Subsidiary to: (i) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted or not restricted by Section 7.02; and (ii) take all reasonable action to maintain all rights, licenses (including from any Applicable Insurance Regulatory Authority), permits, privileges and franchises necessary or desirable in the normal conduct of its business, except, in the case of clause (i) (other than with respect to existence of the Borrowers) or (ii), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 6.05Maintenance of Properties. Each Borrower will, and will cause each Material Subsidiary to, maintain, preserve and protect all property necessary in the operation of its business in good working order and condition (ordinary wear and tear and casualty and condemnation excepted), except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 6.06Maintenance of Insurance. Each Borrower will maintain, and will cause each Material Subsidiary to maintain, for its benefit with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance customary for similarly situated Persons engaged in the same or similar businesses as such Borrower or Subsidiary) as are customarily carried under similar circumstances by such Persons; provided that nothing in this Section 6.06 shall be construed to impose any requirement to enter into any Reinsurance Agreement or any other reinsurance or other risk assumption arrangement.

Section 6.07Payment of Tax Liabilities. Each Borrower will, and will cause each Material Subsidiary to, pay, discharge or otherwise satisfy before the same shall become delinquent, all of its Tax liabilities except (i) if the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Borrower or such Subsidiary or (ii) to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 6.08Compliance with Laws. Each Borrower will, and will cause each Material Subsidiary to, comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to do so would not reasonably be expected to have a Material Adverse Effect. Notwithstanding anything to the contrary in the foregoing, each of the Borrowers will, directly or through their respective Subsidiaries, maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Borrowers, their respective Subsidiaries and, to the extent acting on behalf of a Borrower or Subsidiary, each of their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 6.09Books and Records. Each Borrower will, and will cause each Material Subsidiary to, maintain proper books of record and account to enable the preparation of financial statements as required hereunder in conformity with GAAP, SAP or other appropriate generally accepted accounting principles, as the case may be.

Section 6.10Inspection Rights. Each Borrower will, and will cause each Material Subsidiary to, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers and independent public accountants, all at the reasonable expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably requested; provided that, other than with respect to such visits and inspections during the continuance of an Event of Default, (i) the Administrative Agent and the Lenders shall collectively be limited to exercising such rights no more often than once during any calendar year, (ii) visits by any Lender shall be coordinated with the Borrowers through the Administrative Agent and (iii) any Lender electing to exercise such rights shall notify the Administrative Agent and each other Lender reasonably in advance of such exercise and the

Administrative Agent and each other Lender (and their representatives and independent contractors) shall be given a reasonable opportunity to participate therein; provided, further, that during the continuance of an Event of Default the Administrative Agent or any Lender (or any of their respective representatives) may do any of the foregoing under this Section at any time. Such inspection rights are subject to the provisions of Section 10.07 and applicable Law and shall not extend to any information covered by attorney-client or other legal privilege or to the extent the exercise of such inspection rights would result in violation or other breach of any third-party confidentiality agreements. The Administrative Agent and the Lenders shall give such Borrower or such Material Subsidiary the opportunity to participate in any discussions with such Borrower’s or such Material Subsidiary’s accountants.

Section 6.11Use of Proceeds. Subject to Section 7.04, the Borrowers shall use the proceeds of any Borrowing for working capital and any other lawful corporate purposes.

Article VII
NEGATIVE COVENANTS
Until the Commitments have expired or been terminated and all Obligations (other than contingent obligations for which no claim has been asserted) have been paid in full, each Borrower covenants and agrees with the Lenders that:
Section 7.01Liens. (a) No Borrower will create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired and (b) no Borrower will, nor will it permit any Material Subsidiary to, create, incur, assume or suffer to exist any Lien upon any Equity Interests of any Material Subsidiary, whether now owned or hereafter acquired, other than, in the case of either of clause (a) or (b), the following:
(i)Liens on Equity Interests of Captive Reinsurance Subsidiaries;
(ii)Liens existing on the date hereof and listed on Schedule 7.02;
(iii)Liens for Taxes not yet overdue or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, or for which the failure to pay would not reasonably be expected to result in a Material Adverse Effect;
(iv)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
(v)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and securing letters of credit, bank guarantees or similar instruments issued supporting such items;
(vi)pledges or deposits to secure the performance of bids, tenders, contracts, leases (other than Debt), statutory obligations, bank guarantees or similar instruments, surety and appeal bonds, letters of credit, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(vii)easements, zoning restrictions, rights-of-way, restrictions and other similar encumbrances affecting real property which do not materially interfere with the ordinary conduct of the business of the applicable Person;
(viii)Liens arising pursuant to an order of attachment, distraint or similar legal process in connection with legal proceedings and securing judgments for the payment of money and Liens arising under ERISA or the Code not constituting an Event of Default under Section 8.01(h) or Section 8.01(i), respectively;
(ix)Liens on the property of the Borrowers or any Material Subsidiary securing (A) any part of the cost of acquisition, development, construction, alteration, purchase, lease, repair, addition or improvement of such property or Debt incurred to finance any of the foregoing (including any sale and leaseback transaction) and (B) any Capital Leases, mortgage financings or purchase money obligations; provided that (x) such Liens do not at any time encumber any property other than the property financed by such Debt and the proceeds and products thereof, accessions thereto, improvements thereon and after-acquired property that is fixed or incorporated into such property (it being understood that individual financings provided to a Borrower or any Subsidiary by any Person may be cross-collateralized to other financings of such type provided by such Person or its Affiliates) and (y) in the case of clause (A) the Debt secured thereby is either Non-Recourse Debt with respect to the Borrowers and each of their respective Subsidiaries or does not exceed the cost of the property being acquired, developed, constructed, altered, purchased, leased, repaired, added to or improved or the initial financing thereof plus the costs incurred for delivery, installation, maintenance programs and items similar to the foregoing and, fees, costs and expenses incurred in connection therewith;
(x)any Lien existing on any property or asset prior to the acquisition thereof by the Borrowers or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrowers or any Subsidiary other than proceeds and products of the property covered by such Lien, accessions thereto, improvements thereon and after-acquired property that is fixed or incorporated into such property (it being understood that individual financings provided by any Person may be cross-collateralized to other financings of such type provided by such Person or its affiliates) and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;
(xi)Liens to secure obligations arising under Swap Contracts, to the extent not prohibited hereunder;
(xii)Liens arising out of deposits or pledges by any Material Subsidiary of cash, securities, portfolio investments or other property into collateral trusts, reinsurance trusts or other collateral or escrow accounts with or for the benefit of ceding companies or insurance regulators of such Material Subsidiary;
(xiii)Liens securing Debt or other obligations arising under Permitted Repo and Securities Lending Agreements; provided, however, that no such Lien shall extend to or cover any property or assets other than the securities subject thereto;
(xiv)Liens (A) arising from pledges of collateral to any Federal Home Loan Bank to secure obligations under Funding Agreements with Federal Home Loan Banks, (B) in favor of the Federal Home Loan Banks to secure loans made by the Federal Home Loan Banks to the Borrowers or any Material Subsidiary in the ordinary course of business or (C) securing Operating Debt in the ordinary course of business;
(xv)leases, subleases, licenses and sublicenses granted to others and not interfering in any material respect with the business of any Borrower or any Material Subsidiary and any interest or title of a lessor, sublessor, licensor or sublicensor under any lease, sublease, license or sublicense;
(xvi)Liens arising from Uniform Commercial Code financing statements filed with respect to Operating Leases, and consignments and/or bailments arrangements;

(xvii)Liens arising from pledges or deposits of cash, securities or portfolio investments made by any Material Subsidiary that is a Regulated Insurance Company (A) as a condition to obtaining or maintaining any licenses issued to it by any Applicable Insurance Regulatory Authority or (B) as otherwise required to comply with the requirement of applicable insurance laws;
(xviii)Liens on assets pledged, deposited into an account or trust or otherwise allocated as a separate account in connection with, and securing or specifically available to satisfy obligations under, a Policy, Reinsurance Agreement or Retrocession Agreement, in an amount as required under the terms of such Policy, Reinsurance Agreement or Retrocession Agreement (or the documentation related thereto);
(xix)Liens on cash or cash equivalents pledged to defease or otherwise satisfy and discharge any Debt or other obligations that are permitted or not prohibited under this Agreement;
(xx)Liens on assets of any Material Subsidiary that is a Designated Special Purpose Subsidiary to secure its obligations in respect of a Regulatory Capital Transaction incurred in the ordinary course of business; provided that at the time such Liens were created, such Designated Special Purpose Subsidiary was not a Material Subsidiary;
(xxi)rights of setoff or banker’s Liens on deposits of cash in favor of banks or other depository institutions maintained in the ordinary course of business, but not securing any Debt for borrowed money;
(xxii)Liens arising in the ordinary course of business on custody, securities or commodities accounts in favor of the entity at which such accounts are maintained, but not securing any Debt for borrowed money other than Debt incurred in connection with or to facilitate the settlement of the purchase or sale of securities in the ordinary course of business;
(xxiii)Liens of a collecting bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection in the ordinary course of business;
(xxiv)Liens incurred in connection with the collection or disposition of delinquent accounts receivable in the ordinary course of business;
(xxv)Liens on any cash earnest money deposit made by any Borrower or any Subsidiary in connection with any letter of intent or acquisition agreement or any escrow arrangement or other deposit agreement required in connection with a sale, transfer, lease or other disposition not prohibited by this Agreement;
(xxvi)any Lien in favor of any of the Borrowers or Subsidiaries (other than a Lien securing obligations of a Borrower or Guarantor in favor of a Subsidiary that is neither a Borrower or a Guarantor) securing intercompany obligations;
(xxvii)Liens that are contractual rights of setoff incurred in the ordinary course of business;
(xxviii)Liens securing the Obligations;
(xxix)Liens incurred in the ordinary course of business that do not secure Debt;
(xxx)Liens on securitized assets so long as such Liens do not encumber any other property of the Borrower or any of its Subsidiaries;
(xxxi)any interest or title of a lessor under any lease (other than a Capital Lease);

(xxxii)customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Debt is incurred;
(xxxiii)pledges or deposits under worker’s compensation, unemployment insurance and other social security legislation;
(xxxiv)Liens securing ACRA Debt;
(xxxv)other Liens; provided that the aggregate outstanding amount of Debt and other obligations secured by Liens incurred pursuant to this clause (xxxv), together with any Debt or other obligations secured by Liens outstanding pursuant to clause (xxxvi) below in respect of Debt or other obligations secured by Liens initially incurred pursuant to this clause (xxxv), shall not exceed 10% of Consolidated Adjusted Capitalization of AHL and its Subsidiaries, determined on a pro forma basis as of the last day of the most recently ended fiscal period for which financial statements have been delivered pursuant to Section 6.01(i) or Section 6.01(ii) (or, if prior to the date such delivery is required pursuant to Section 6.01(i) or Section 6.01(ii), those financial statements referred to in Section 5.05(a)), as applicable; and
(xxxvi)any Liens in respect of any refinancings, refundings, renewals or extensions of any Lien permitted under the foregoing clauses (ii), (ix) (subject to the limitations in the proviso thereof), (x) (subject to the limitations in the proviso thereof) and (xxxv), provided that (A) the property covered thereby is not changed (other than after-acquired property that is affixed to or incorporated into such property) and (B) the Debt or other obligations secured or benefited thereby is not increased except by an amount equal to (1) any existing Designated Unutilized Commitments thereunder, (2) accrued and unpaid interest, fees, premiums (including tender premiums) and expenses with respect thereto and (3) underwriting discounts or other amounts paid, and fees, commissions, premiums (including tender premiums) and expenses (including upfront fees, original issue discounts or initial yield payments) incurred, in connection with any such refinancing, refunding, renewal or extension.
Section 7.02Fundamental Changes. No Borrower will, nor will it permit any Material Subsidiary to (x) merge, dissolve, liquidate, consolidate or amalgamate with or into another Person or (y) sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of AHL and its Subsidiaries, taken as a whole to any Person (other than the replacement of assets in its investment portfolio), except that:

(i)any Borrower or Material Subsidiary may merge, consolidate or amalgamate with any one or more other Borrowers or Subsidiaries, provided that when a Borrower is merging with a Subsidiary that is not a Borrower, the continuing or surviving Person shall be a Borrower or, if the continuing or surviving Person is not a Borrower, the continuing or surviving Person shall assume the obligations of such Borrower under this Agreement and shall become a Borrower in accordance with the requirements set forth in the definition of “Borrower”;
(ii)subject to no Event of Default under Section 8.01(a), 8.01(c) (solely as it relates to Section 7.06) or 8.01(f) then existing or that would result therefrom (in each case, determined as of the date of the definitive agreement with respect thereto), any Borrower or Material Subsidiary may merge, consolidate or amalgamate with any Person to consummate a transaction not prohibited by this Agreement; provided that in the case of a merger, consolidation or amalgamation of a Borrower with a Person that is not a Borrower, such Borrower shall be the continuing or surviving Person or, if the continuing or surviving Person is not a Borrower, the continuing or surviving Person shall assume the obligations of such Borrower and shall be or become a Subsidiary of AHL and become a Borrower in accordance with the requirements set forth in the definition of “Borrower”;
(iii)subject to no Event of Default under Section 8.01(a), 8.01(c) (solely as it relates to Section 7.06) or 8.01(f) then existing or that would result therefrom (in each case,

determined as of the date of the definitive agreement with respect thereto), any Borrower or Material Subsidiary may merge or consolidate with any Person to consummate a sale, transfer, lease or other disposition not otherwise prohibited by this Agreement; provided that such sale, transfer, lease or other disposition does not constitute a sale, transfer, lease or other disposition of all or substantially all of the assets of AHL and its Subsidiaries, taken as a whole;
(iv)all or substantially all of the assets of AHL and its Subsidiaries (upon voluntary liquidation or dissolution or otherwise) may be sold, transferred, leased or otherwise disposed of to any Borrower or Subsidiary; provided that if the transferor in such a transaction is a Borrower, then the transferee shall be another Borrower (or the transferee shall assume the obligations of such Borrower under this Agreement and shall become a Borrower in accordance with the requirements set forth in the definition of “Borrower”);
(v)any Borrower may liquidate or dissolve so long as such assets are sold, transferred, leased or otherwise disposed of to (a) a Borrower that is obligated (including by Guaranty) in respect of all Obligations of such liquidating or dissolving Borrower (or such Borrower shall assume the Obligations of such liquidating or dissolving Borrower pursuant to a written agreement reasonably satisfactory to the Administrative Agent) or (b) to another Subsidiary of the Borrowers that shall assume the obligations of such liquidating or dissolving Borrower under this Agreement and shall become a Borrower in accordance with the requirements set forth in the definition of “Borrower”; and
(vi)any Material Subsidiary may liquidate or dissolve;
provided that (a) for the avoidance of doubt, nothing in this Section 7.02 shall be deemed to limit, prohibit or restrict any Borrower or any Material Subsidiary from entering into, amending or modifying any Policy, any Reinsurance Agreement or any Retrocession Agreement or providing collateral security to the extent permitted by Section 7.01(xviii) and (b) any Guarantor that ceases to be a Subsidiary as a result of a transaction that is permitted pursuant to this Section 7.02 shall be automatically released and forever discharged from its obligations under the Guaranty.
Section 7.03Transactions with Affiliates. No Borrower will, nor will it permit any Material Subsidiary to, enter into any transaction or series of related transactions of any kind with any Affiliate of a Borrower, whether or not in the ordinary course of business, involving aggregate consideration in excess of 5% of Consolidated Adjusted Capitalization of AHL and its Subsidiaries, determined on a pro forma basis as of the last day of the most recently ended fiscal period for which financial statements have been delivered pursuant to Section 6.01(i) or Section 6.01(ii) (or, if prior to the date such delivery is required pursuant to Section 6.01(i) or Section 6.01(ii), those financial statements referred to in Section 5.05(a)), other than any of the following:

(a)with respect to transactions with the Sponsor or any other member of the Sponsor Group, (A) such transactions as have been approved by the AHL Audit Committee in accordance with the AHL Audit Committee Provisions, or (B) such transactions as do not require the approval of the AHL Audit Committee under the AHL Audit Committee Provisions, but which transactions under this clause (B) are:
(i)fair and reasonable to the Borrowers and their Material Subsidiaries, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Borrowers and their Subsidiaries);
(ii)entered into on an arm’s-length basis;
(iii)approved by a majority of the disinterested members of the Board of Directors;

(iv)approved by the audit committee of the Board of Directors of AHL in accordance with the Related Party Transactions Policy;
(v)transactions that do not require the approval of the audit committee of the Board of Directors of AHL as a result of the size of the transaction in accordance with the Related Party Transactions Policy; or
(vi)transactions that are deemed to be pre-approved or ratified, and accordingly do not require the approval of the audit committee of the Board of Directors of AHL, in accordance with the Related Party Transactions Policy;
(b)with respect to transactions with Affiliates other than the Sponsor or other members of the Sponsor Group (with any transactions with the Sponsor or any member of the Sponsor Group to be governed by clause (a) above (or, if with respect to any transaction among the ACRA Group and the Sponsor or any member of the Sponsor Group, clause (c) below)) such transactions under this clause (b) which are:
(i)approved by a majority of the disinterested members of the Board of Directors;
(ii)approved by the audit committee of the Board of Directors of AHL in accordance with the Related Party Transactions Policy;
(iii)transactions that do not require the approval of the audit committee of the Board of Directors of AHL as a result of the size of the transaction in accordance with the Related Party Transactions Policy;
(iv)transactions that are deemed to be pre-approved or ratified, and accordingly do not require the approval of the audit committee of the Board of Directors of AHL, in accordance with the Related Party Transactions Policy; or
(v)on fair and reasonable terms no less favorable in any material respect to the Borrower and its Subsidiaries, taken as a whole, than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower or its Subsidiaries;
(c)with respect to transactions entered into by any member of the ACRA Group with the Sponsor or any other member of the Sponsor Group or any other Affiliate, (A) such transactions as have been approved by the applicable ACRA Conflicts Committee in accordance with the applicable ACRA Conflicts Committee Provisions, or (B) such transactions as do not require the approval of the applicable ACRA Conflicts Committee under the applicable ACRA Conflicts Committee Provisions, but which transactions under this clause (B) are:
(i)fair and reasonable to the applicable member of the ACRA Group, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Borrowers and their Subsidiaries);
(ii)entered into on an arm’s-length basis;
(iii)approved by a majority of the disinterested members of the board of directors of the applicable member of the ACRA Group (or similar governing body);
(iv)approved by the audit committee of the Board of Directors of AHL in accordance with the Related Party Transactions Policy;

(v)transactions that do not require the approval of the audit committee of the Board of Directors of AHL as a result of the size of the transaction in accordance with the Related Party Transactions Policy; or
(vi)transactions that are deemed to be pre-approved or ratified, and accordingly do not require the approval of the audit committee of the Board of Directors of AHL, in accordance with the Related Party Transactions Policy;
(d)transactions between or among any of the Borrowers and/or between and among the Borrowers and/or any Subsidiaries thereof that are not otherwise prohibited hereunder;
(e)transactions entered into by an Insurance Subsidiary for which approval has been received from the Applicable Insurance Regulatory Authority;
(f)transactions in connection with (i) employment, severance or termination arrangements between any of AHL and its Subsidiaries on the one hand and any of their and any HoldCo Entity’s respective current or former directors, officers, employees, managers and consultants (including management and employee benefit plans, stock option and incentive or agreements, subscription agreements or similar agreements pertaining to the grant or purchase of Equity Interest) on the other hand, in the ordinary course of business or otherwise not prohibited under this Agreement, (ii) compensation (including fees) and expense reimbursements owed to directors, officers, employees, managers and consultants of AHL or any HoldCo Entity and (iii) any indemnification agreement or any similar arrangement with directors, officers, employees, managers and consultants of AHL or any HoldCo Entity in the ordinary course of business;
(g)(i) dividends, returns of capital or distributions, whether in cash or other property, in each case, on account of any Equity Interests of AHL or any of its Subsidiaries, (ii) redemptions, retirements, terminations, surrenders, cancellations, purchases or other acquisitions for value of any Equity Interests of such Persons, (iii) issuances of Equity Interests, (iv) transactions pursuant to any stockholder or registration rights agreement approved by the board of directors (or other appropriate governing body) of AHL or any HoldCo Entity and (v) any acquisition of Equity Interests of AHL by any Person and any contribution by any Person to the equity capital of AHL or any of its Subsidiaries; and
(h)(i) intercompany cost sharing, employee sharing and shared services arrangements so long as any related payments are in respect of costs and expenses attributable to the operations or ownership of AHL and its Subsidiaries and (ii) transactions that relate to the provision of broker-dealer services consummated in the ordinary course of such broker-dealer’s business;
(i)Debt (including repayments of such Debt) between or among AHL, any HoldCo Entity and any of their respective Subsidiaries to the extent not prohibited under this Agreement;
(j)investments up to an amount equal to 1% of AHL’s and its Subsidiaries’ gross invested assets (including any funds withheld accounts or modified coinsurance accounts established by reinsurance counterparties of AHL or its Subsidiaries for the purpose of maintaining assets supporting business ceded or retroceded to AHL or its Subsidiaries); and
(k)the payment of fees on assets under management charged to (i) AHL, (ii) any of AHL’s subsidiaries or (iii) any funds withheld accounts or modified coinsurance accounts established by reinsurance counterparties of AHL or its Subsidiaries for the purpose of maintaining assets supporting business ceded or retroceded to AHL or its Subsidiaries, with respect to investment management, investment advisory or related services at the rates charged as of the date hereof, and any increase to such fee rate as long as such increase would not cause the aggregate blended fee rate on assets under management charged to AHL and its subsidiaries and such funds withheld accounts and modified coinsurance accounts to increase over any one-year period by more than the greater of (x) 5% and (y) and the then-current Consumer Price Index for All Urban Consumers;

provided that, for the avoidance of doubt, nothing in this Section 7.03 shall be deemed to limit, prohibit or restrict any Borrower or any Material Subsidiary from entering into, amending or modifying any Policy, any Reinsurance Agreement or any Retrocession Agreement in the ordinary course of business.
Section 7.04Use of Proceeds. No Borrower will, nor will it permit any Subsidiary to, directly or, to the knowledge of any Borrower, indirectly, use the proceeds of any Borrowing and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund Debt originally incurred for such purpose, in each case in violation of Regulation T, Regulation U or Regulation X. No Borrower will use (or permit any of its Subsidiaries to use) the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Embargoed Jurisdiction, that at the time of such funding, financing or facilitation is the subject of applicable Sanctions or (iii) in any manner that would result in the violation of any Sanctions applicable to any Borrower or any of their Subsidiaries, or to the knowledge of the Borrowers, any other party hereto.

Section 7.05Change in Nature of Business. No Borrower will engage, directly or indirectly through its respective Subsidiaries, to any material extent in any business other than (i) the ownership or operation of the Insurance Business, (ii) any business engaged in by a Borrower or its Subsidiaries on or before the Effective Date or (iii) any business reasonably related, ancillary, complementary or incidental thereto or which is financial in nature.

Section 7.06Financial Covenants.
(a)Consolidated Net Worth. The Borrowers shall not permit Consolidated Net Worth of AHL and its Subsidiaries, calculated as of the last day of any fiscal quarter, to be less than $22,059,963,000.
(b)Consolidated Debt to Capitalization Ratio. The Borrowers shall not permit the Consolidated Debt to Capitalization Ratio of AHL and its Subsidiaries to be greater than 40%, in each case as of the last day of any fiscal quarter.
Article VIII
EVENTS OF DEFAULT AND REMEDIES
Section 8.01Events of Default. Any of the following that have occurred and are continuing shall constitute an “Event of Default”:
(a)Non-Payment. Any Borrower:
(i)shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; or
(ii)shall fail to pay any interest on any Loan, any fee or any other amount (other than an amount referred to in clause (a)(i) of this Section) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days.
(b)Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of any Borrower in this Agreement or any other Loan Document, Loan Notice for any Borrowing of Loans or in any certificate delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made.
(c)Specific Covenants. Any Borrower shall fail to observe or perform any covenant or agreement contained in Sections 6.03(i), 6.04(i) (with respect to such Borrower’s existence) or in

Article VII; provided that the delivery of a notice required under Section 6.03(i) at any time will cure such Event of Default arising from the failure to timely deliver such notice.
(d)Other Defaults. Any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document (other than those specified in clauses (a), (b) or (c) of this Section) and such failure shall continue unremedied for a period of 30 or more days after a written notice thereof by the Administrative Agent to the Borrowers stating that such notice is a “notice of default” hereunder.
(e)Cross-Default. Any Borrower or any Material Subsidiary shall:
(i)fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt (other than (x) Debt under the Loan Documents, (y) Swap Contracts which shall be subject to clause (iii) below or (z) Newly Acquired Subsidiary Debt) having an aggregate principal amount then outstanding of more than the Threshold Amount, in each case beyond the applicable grace period with respect thereto, if any;
(ii)default in the observance or performance of any other agreement relating to any Debt (other than (x) Debt under the Loan Documents, (y) Swap Contracts which shall be subject to clause (iii) below or (z) Newly Acquired Subsidiary Debt) having an aggregate principal amount then outstanding of more than the Threshold Amount, in each case beyond the applicable grace period with respect thereto, if any, the effect of which default is to cause (or to permit the holder or holders or beneficiary or beneficiaries of such Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause), such Debt to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity (with all notices provided for therein having been given, such that no further notice is required in order to exercise such right, other than notice of election of such right); provided that this clause (e)(ii) shall not apply to secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt, if such sale or transfer is permitted or not restricted hereunder and such Debt is repaid when required under the documents providing for such Debt or to the mere declaration or exercise of redemption rights which declaration or exercise is at the sole option of the holder of such Debt; or
(iii)fail to make when due one or more required payments under any Swap Contract as a result of the occurrence of an “Early Termination Date” (as defined in such Swap Contract and including any substantially similar term) arising from an “Event of Default” or a “Termination Event” (in each case, as defined in such Swap Contract and including any substantially similar term) with respect to which such Borrower or Material Subsidiary is a “Defaulting Party” (as defined in such Swap Contract and including any substantially similar term) where the “Non-defaulting Party” or “Non-affected Party” (in each case, as defined in such Swap Contract or any substantially similar term), as applicable, has designated such “Early Termination Date” (or any other substantially similar term) for all outstanding transactions under such Swap Contract, which payments are in an aggregate amount exceeding the Threshold Amount (determined after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contract) and such failure shall continue beyond (a) the end of any grace period applicable thereto (if any) or (b) two (2) Business Days after such Borrower or Material Subsidiary receives notice of such failure if such payment does not have a grace period (for the avoidance of doubt, excluding any amount the payment of which is being disputed in good faith in accordance with the dispute resolution procedures provided for in connection with such Swap Contract, as long as adequate reserves with respect thereto are set aside in accordance with GAAP or other applicable accounting principles);
provided, however, that (A) the foregoing clauses (ii) and (iii) shall not apply to any voluntary prepayment, redemption, repurchase, conversion or settlement with respect to any Debt, debt security or Swap Contract pursuant to its terms, (B) if any failure to pay, observe or perform described in the foregoing clauses (i), (ii) or (iii) shall be cured by such Borrower or Material Subsidiary (as applicable), or waived by the holders of such Debt or Swap Contract, in each case prior to the exercise of any remedies under Sections 8.02(i) or 8.02(ii), then the Event of Default under this Section 8.01(e) by reason of such failure to pay, observe or perform shall be deemed likewise to have been thereupon cured or waived and (C) the foregoing clauses (i), (ii) and (iii) shall not apply to any Debt, debt security or Swap Contracts solely among AHL and any of its Subsidiaries.
(f)Insolvency Proceedings, Etc. The occurrence of any of the following:
(i)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (A) liquidation, reorganization, rehabilitation or other relief in respect of any Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (B) the appointment of a receiver, rehabilitator, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary (other than a Newly Acquired Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered; or
(ii)any Borrower or any Material Subsidiary (other than a Newly Acquired Subsidiary) shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, rehabilitation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (f)(i) of this Section, (C) apply for or consent to the appointment of a receiver, rehabilitator, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any corporate action for the purpose of effecting any of the foregoing;
provided that, for purposes of clarity, no merger, dissolution, liquidation, consolidation or disposition permitted or not restricted by Section 7.02 (other than a merger, dissolution, liquidation, consolidation or disposition under any Debtor Relief Laws) shall constitute an Event of Default.
(g)Inability to Pay Debts; Attachment. Any Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.
(h)Judgments. The entry against any Borrower or any Material Subsidiary of a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by third party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage) and there is a period of 60 consecutive days during which such judgment or order remains unpaid, undischarged, unvacated, unbonded or unstayed pending appeal.
(i)ERISA. The occurrence of an ERISA Event with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to have a Material Adverse Effect.
(j)Change of Control. There occurs any Change of Control.
(k)Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery, ceases to be in full force and effect; or any Borrower contests in writing the validity or enforceability of any material provision of any Loan Document; or any Borrower denies in writing that it has any or further liability or obligation under any material provision of any Loan Document, or purports in writing to revoke, terminate or rescind any material provision of any Loan

Document, in each case, for any reason other than as expressly permitted hereunder or thereunder or in satisfaction in full of all non-contingent Obligations.
Section 8.02Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(i)declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;
(ii)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and
(iii)exercise on behalf of itself and the Lenders, all rights and remedies available to it and the Lenders under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code, the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.
Section 8.03Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.12, be applied by the Administrative Agent in the following order:
FIRST, to payment of that portion of the Obligations constituting fees, indemnities and expenses (other than principal and interest but including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
SECOND, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
THIRD, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
FOURTH, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and
LAST, the balance, if any, after all of the Obligations have been paid in full, to the Borrowers or as otherwise required by Law.

Article IX
ADMINISTRATIVE AGENT
Section 9.01Appointment and Authority. . Each of the Lenders hereby irrevocably appoints Citibank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except (i) to the extent expressly set forth in Sections 9.02, 9.05, 9.06 and 9.10 and (ii) solely with respect any provision of Section 9.11(d), (e) and (f) relating to assignment or sale of Loans or Commitments, the provisions of this Article IX are solely for the benefit of the Administrative Agent and the Lenders and no Borrower shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 9.02Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any of the Borrowers or their respective Subsidiaries or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03Exculpatory Provisions.
(a)The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Laws, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or the event or events that give or may give rise to any Default unless and until a Borrower or any Lender shall have given notice to the Administrative Agent describing such Default and such event or events.
(c)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(d)Nothing in this Agreement or any other Loan Document shall require the Administrative Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any Person on behalf of any Lender, and each Lender confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its Related Parties.
Section 9.04Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless an officer of the Administrative Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such subagent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.06Resignation and Removal of Administrative Agent.
(a)The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor Administrative Agent with the consent, so long as no Event of Default has occurred and is continuing, of the Borrowers (such consent not be unreasonably withheld), provided that no Ineligible Assignee may be appointed successor

Administrative Agent without the written consent of the Borrowers. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above with the consent, so long as no Event of Default pursuant to Section 8.01(a) and/or 8.01(f) hereunder has occurred and is continuing at the time of such appointment, of the Borrowers (such consent not be unreasonably withheld). Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)Anything herein to the contrary notwithstanding, if at any time the Required Lenders determine that the Person serving as Administrative Agent is (without taking into account any provision in the definition of “Defaulting Lender” requiring notice from the Administrative Agent or any other party) a Defaulting Lender pursuant to clause (v) of the definition thereof, the Required Lenders (determined after giving effect to Section 10.01) may by written notice to the Borrowers and such Person remove such Person as Administrative Agent and appoint a replacement Administrative Agent hereunder with the consent, so long as no Event of Default has occurred and is continuing, of the Borrowers (such consent not be unreasonably withheld). Such removal will, to the fullest extent permitted by applicable Laws, be effective on the earlier of the date (the “Removal Effective Date”) (i) on which a replacement Administrative Agent is appointed and (ii) which is 30 days after the giving of such notice by the Required Lenders (regardless of whether a replacement Administrative Agent has been appointed).
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
Section 9.07Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers and Joint Book Managers or Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

Section 9.09Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrowers, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered by intervention in such proceeding or otherwise:
(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 10.04) allowed in such judicial proceeding; and
(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.10Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and not, for the avoidance of doubt, for the benefit of the Borrowers, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement;
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified

Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 9.11Erroneous Payments.
(a)Each Lender and each other party hereto (other than the Borrowers and their respective Subsidiaries) hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender (or the Affiliate of a Lender) or any other Person (other than the Borrowers and their respective Subsidiaries) that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each such case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 9.11(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including, without limitation, waiver of any defense based on “discharge for value” or any similar doctrine.
(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of any of the circumstances described in Section 9.11(a)(ii)) notify the Administrative Agent in writing of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.11(b). For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.11(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.11(c) or on whether or not an Erroneous Payment has been made.
(c)In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(i)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Payment Recipient, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment and such Lender (together with the Borrowers) is hereby deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrowers or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (D) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) subject to the Borrowers’ right to consent to any sale or assignment in accordance with Section 10.06(b)(iii) (such consent right, the “Borrower Consent Right”), the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 10.06 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(ii)Subject to Section 9.11(d)(i) and the Borrower Consent Right, the Administrative Agent may, in its discretion, assign any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and, upon receipt of the proceeds of such assignment, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the assignment of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(d)Each party hereto hereby agrees that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights and interests of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 9.11 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by any Borrower and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received, except, in each case of clauses (y) and (z) of this clause (e), to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from any Borrower for the purpose of making such payment on the Obligations.
(e)Each party’s obligations, agreements and waivers under this Section 9.11 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
(f)Nothing in this Section 9.11 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.
Article X
MISCELLANEOUS
Section 10.01Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (x) the Administrative Agent and the Borrowers may, with the consent of the other(s), amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, omission, typographical error, mistake, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of the Administrative Agent or any Lender, to comply with local law or the advice of local counsel or to cause one or more Loan Documents to be consistent with other Loan Documents and (y) no such amendment, waiver or consent shall:

(i)waive any condition set forth in Section 4.01 without the written consent of each Lender;
(ii)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 4.02 or of any Default shall not be deemed an extension or increase of the Commitment of any Lender);
(iii)postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby (other than as a result of waiving an Event of Default in accordance with the terms hereof);
(iv)reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be required to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;
(v)change the definition of “Applicable Percentage,” Section 2.10(a), Section 2.11, Section 8.03 or any other provision of this Agreement in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(vi)change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or
(vii)release any Person or Persons from their obligations under the Guaranty constituting all or substantially all of the value of the Guaranty, except as expressly permitted by the Loan Documents, without the written consent of each Lender;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable Laws, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.
Section 10.02Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as expressly provided in Section 6.01 and subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to any Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or any Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any Agent-Related Person (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet.
(d)Change of Address, Etc. Each of the Borrowers and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrowers and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States Federal or state securities laws.
(e)Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent and the Lenders and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers in accordance with Section 10.04(b). All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 10.03No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrowers shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.11), or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrowers under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (B) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 10.04Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Borrowers shall pay within thirty (30) days of receipt of a reasonably detailed written invoice (or, for any expenses incurred prior to the Effective Date, on the Effective Date upon two (2) Business Days prior presentation of a reasonably detailed summary statement) (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Agent-Related Persons (including the reasonable and documented fees and disbursements of one counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all documented out-of-pocket expenses incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided, that pursuant to this clause (ii), the Borrowers shall not be required to reimburse such out-of-pocket expenses of more than one counsel to the Administrative Agent and the Lenders (and one local counsel to the Administrative Agent and the Lenders in any relevant jurisdiction), unless the representation of one or more Lenders by such counsel would be inappropriate due to the existence of an actual conflict of interest, in which case the Borrowers shall also be required to reimburse the fees, charges and disbursements of one additional counsel to all of such affected Lenders taken as a whole.
(b)Indemnification by the Borrowers. Each Borrower shall, solely as to itself, indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all claims, damages, losses and liabilities and will reimburse the reasonable and documented out-of-pocket expenses (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees and disbursements of (i) one counsel to all of the Indemnitees taken as a whole, (ii) if necessary, one local counsel in each relevant jurisdiction to the Indemnitees taken as a whole and (iii) solely in the case of any actual conflict of interest or perceived conflict of interest (of which, such Indemnitees have notified the Borrowers), one additional counsel to all affected Indemnitees, taken as a whole), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by a Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, or (iii) any other claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Related Parties, (y) result from a successful claim brought by any Borrower or Borrowers against an Indemnitee or its Related Parties for a material breach hereunder or under any other Loan Document, if any Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise from any action, claim, litigation or proceeding solely among the Indemnitees and/or their Related Parties so long as such action, claim, litigation or proceeding is not attributable to any act or omission by the Borrowers (other than any claims against any Person in its capacity or in fulfilling its role as an agent, Arranger or other similar role hereunder or under the other Loan Documents, but in each case, solely to the extent such indemnification would not be denied pursuant to clause (x) or (y) above). Each Indemnitee shall be obligated to refund or return any and all amounts received pursuant to this Section 10.04(b) to the extent such Indemnitee is not entitled to payment thereof in accordance with the terms hereof. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)Reimbursement by Lenders. To the extent that any Borrower for any reason fails to pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party thereof (but without limiting the obligation of the Borrowers under such subsection), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), provided that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party thereof acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(d).
(d)Waiver of Consequential Damages, Etc.
(i)To the fullest extent permitted by applicable Law, no Borrower shall assert, and each Borrower hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.
(ii)To the fullest extent permitted by applicable Law, no Lender shall assert, and each Lender hereby waives, and acknowledges that no other Person shall have, any claim against any Borrower, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that nothing in this paragraph (d) shall limit any Borrower’s indemnity obligations under this Section 10.04 in respect of any claims made by third parties for any special, indirect, consequential or punitive damages.
(iii)No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct, bad faith or material breach hereunder or under any other Loan Document of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(iv)No Borrower shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Borrower through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct, bad faith or material breach hereunder or under any other Loan Document of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)Payments. All amounts due under this Section shall be payable not later than 30 days after receipt of a reasonably detailed invoice therefor.
(f)Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the replacement of any

Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
Section 10.05Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (ii) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.06Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder (other than, for the avoidance of doubt, as provided in Section 7.02) without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender (to the extent such Affiliate is engaged in the making of revolving credit loans in the ordinary course of business pursuant to revolving credit facilities of the same type and with borrowers of the same credit quality as the Borrowers), no minimum amount need be assigned; and
(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 or other than in $1,000,000 increments thereabove unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) and subsection (b)(v) of this Section and, in addition:
(A)the written consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default pursuant to Section 8.01(a) and/or 8.01(f) hereunder has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender or an Affiliate of a Lender (to the extent such Affiliate is engaged in the making of revolving credit loans in the ordinary course of business pursuant to revolving credit facilities of the same type and with borrowers of the same credit quality as the Borrowers) and notice thereof is provided to the Administrative Agent and the Borrowers; and
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender or an Affiliate of such Lender (to the extent such Affiliate is engaged in the making of revolving credit loans in the ordinary course of business pursuant to revolving credit facilities of the same type and with borrowers of the same credit quality as the Borrowers) with respect to such Lender.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon receipt of the Assignment and Assumption, the Administrative Agent shall provide the Borrowers with the information that such assignee is required to provide pursuant to Sections 3.01(g)(vi) and 3.01(j).
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to a Borrower or any of the Borrowers’ respective Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of their respective subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural person or (D) absent the written consent of the Borrowers (which consent may be given or withheld at the Borrowers’ sole discretion), to any Person that was an Ineligible Assignee as of the applicable Trade Date. For the avoidance of doubt, with respect to any assignee that becomes an Ineligible Assignee after the Trade Date applicable to its assignment (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the proviso to the definition of “Ineligible Assignee”), (i) such assignee shall not retroactively be disqualified from having become a Lender pursuant to such assignment and (ii) such assignee will become an Ineligible Assignee in accordance with the definition thereof notwithstanding the consummation of such assignment and the execution by the Borrowers of an Assignment and Assumption with respect to such assignee. Notwithstanding the foregoing, any assignment to an assignee that is or becomes an Ineligible Assignee (including any assignment in violation of clause (b)(v)(D)) shall not be void, but the provisions of paragraph (f) below shall apply.
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the written consent of the Borrowers and the Administrative Agent, the applicable pro-rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro-rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender.
(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office (and in any event at a location outside of the United Kingdom only) a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrowers, any of the Borrowers’ respective Affiliates or Subsidiaries or an Ineligible Assignee) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt: (i) each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation; and (ii) with respect to any participant that becomes an Ineligible Assignee after the Trade Date applicable to its participation (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the proviso of the definition of “Ineligible Assignee”), such participant shall not retroactively be disqualified from having become a participant pursuant to the applicable participation agreement. Notwithstanding the foregoing, any participation to a participant that becomes an Ineligible Assignee shall be subject to the provisions of paragraph (f) below.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clause (y) of the first proviso to Section 10.01 that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 as if it were a Lender (subject to the requirements and limitations therein, including the requirements under Section 3.01 (it being understood that the documentation required under Section 3.01(g) shall be delivered to the Lender who sells the participation)); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 and 10.13 with respect to any Participant. Any Lender that sells a participation pursuant to this Section 10.06(d) shall promptly confirm to the Administrative Agent in writing the amount of the participation and any information received from the person to whom the participation was sold as to its status as a U.K. Qualifying Lender (other than a U.K. Treaty Lender or a U.K. Non-Bank Lender), a U.K. Treaty Lender, a U.K. Non-Bank Lender or not a U.K. Qualifying Lender (and the Administrative Agent, upon receipt of such information, shall inform the Borrowers of the same). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain outside the United Kingdom a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitment or Loan or any of its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Certain Provisions Pertinent to Ineligible Assignees. If any assignment is made to any Ineligible Assignee or any Affiliate of an Ineligible Assignee without the Borrowers’ prior consent in violation of paragraph (b)(v)(D) above, or if any Lender becomes an Ineligible Assignee or is an Affiliate of an Ineligible Assignee after the Trade Date of the applicable assignment to such Lender, the Borrowers may, at their sole expense and effort, upon notice to the applicable Ineligible Assignee or such Affiliate and the Administrative Agent, (A) terminate the Commitment of such Ineligible Assignee or such Affiliate and repay all obligations of the Borrowers owing to such Ineligible Assignee of such Affiliate in connection with such Commitment and/or (B) require such Ineligible Assignee or such Affiliate to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 10.06), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at a purchase price equal to the lesser of (x) the principal amount thereof and (y) the amount that such Ineligible Assignee or such Affiliate paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to such Ineligible Assignee or such Affiliate hereunder and under the other Loan Documents; provided that (i) the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in 10.06(b) and (ii) such assignment does not conflict with applicable Laws.
Notwithstanding anything to the contrary contained in this Agreement, (i) Ineligible Assignees or any Affiliate of any Ineligible Assignee that are either Lenders or participants of Lenders will not (A) have any inspection rights or the right to receive information, reports or other materials provided to Lenders by the Borrowers, the Administrative Agent or any other Lender, (B) attend or participate in meetings attended by the Lenders and the Administrative Agent or (C) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (ii)(A) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Ineligible Assignee or such Affiliate (whether a direct Lender or a participant) will be deemed to have consented in the same proportion as the Lenders that are not Ineligible Assignees consented to such matter, and (B) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Ineligible Assignee or such Affiliate (whether a direct Lender or a participant) hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Ineligible Assignee or such Affiliate does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
The Administrative Agent shall have the right, and the Borrowers hereby expressly authorize the Administrative Agent, (i) to provide the list of Ineligible Assignees provided by the Borrower and any updates thereto from time to time (collectively, the “Ineligible Institution List”) to any Lender requesting the same and (ii) post a notice that an update to the Ineligible Institution List has occurred; provided that the Ineligible Institution List or the content of any update thereto shall not be posted to the Platform or otherwise made generally available to Lenders.
Section 10.07Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any governmental or regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (B) any actual or prospective counterparty (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap, or derivative or other similar transaction under which payments are to be made by reference or to any credit insurance provider in each case relating to any Borrower and its obligations, this Agreement or payments hereunder, (C) any rating agency, (D) the CUSIP Service Bureau or any similar organization, or (E) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement, (vii) with the written consent of the Borrowers or (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and the terms of the credit facility provided for under this Agreement (in each case, to the extent this Agreement been filed publicly with the SEC) of the type customarily provided to market data collectors, similar service providers to the lending industry and service providers to the Agents or any Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments, in each case, subject to confidentiality agreements consistent with this Section 10.07. For purposes of this Section, “Information” means all information delivered by or on behalf of the Borrowers or any of their respective Subsidiaries relating to the Borrowers or any of their respective Subsidiaries or any of their respective businesses, including the identity of Ineligible Assignees. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (i) the Information may include material non-public information concerning the Borrowers or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
For the avoidance of doubt, nothing in this Section 10.07 shall prohibit any individual from voluntarily disclosing or providing any Information within the scope of this confidentiality provision regarding suspected violations of law, rules or regulations to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 10.07 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
Section 10.08Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrowers, excluding any custodial, trust or special reserve accounts, against any and all of the obligations of the Borrowers, now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.12(a) and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the

Administrative Agent and the Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.09Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.10Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

Section 10.11Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Section 10.12Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.13Replacement of Lenders. If the Borrowers are entitled to replace a Lender pursuant to the provisions of Section 3.06 or if any Lender is a Defaulting Lender or Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the

Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(iii)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction to nil in such compensation or payments thereafter;
(iv)such assignment does not conflict with applicable Laws; and
(v)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
Other than in the case of any Lender that is or was a Defaulting Lender, a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 10.14Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. (i) EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS. (ii) EACH OF THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY

AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OF THE BORROWERS IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN (x) THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF OR (y) THE COURTS OF THE JURISDICTION OF INCORPORATION OR FORMATION OF THE APPLICABLE BORROWER AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS. (iii) EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY ACTION, LITIGATION OR PROCEEDING REFERRED TO IN THIS PARAGRAPH (b) SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(c)WAIVER OF VENUE. (i) EACH OF THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b)(i) OF THIS SECTION. EACH OF THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. (ii) EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b)(ii) OF THIS SECTION. EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e)Appointment of Process Agent. (i) Each of Athene Annuity Re and Athene Life Re hereby irrevocably and unconditionally appoints Corporation Service Company, with an address on the date hereof at 19 West 44th Street, Suite 200, New York, NY 10036, to receive for it and on its behalf, service of process in the State of New York which may be served in any suit, action or proceeding of the nature referred to in this Section 10.14. Corporation Service Company consents to process being served in any such suit, action or proceeding upon Corporation Service Company, by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested. Each of Athene Annuity Re and Athene Life Re agrees that such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by Law, be taken and held to be valid personal service upon and personal delivery to it. Nothing in this Section 10.14(e) shall affect the right of any Lender to serve process in any manner permitted by Law or limit the right of any Lender to bring proceedings against any Borrower in the courts of any jurisdiction or jurisdictions. To the extent that any of the Borrowers has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Borrower irrevocably waives such immunity in respect of its obligations under this Agreement.
(f)EACH OF THE INDEMNIFIED PERSONS BY THEIR ACCEPTANCE OF THE BENEFITS HEREOF HEREBY AGREES TO THE PROVISIONS OF 10.14(a), (b), (c) and (d) and Section 10.15, MUTATIS MUTANDIS.
Section 10.15Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.16No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrowers acknowledge and agree, and acknowledge their Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders, are arm’s-length commercial transactions between the Borrowers and their Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) the Administrative Agent, each of the Arrangers and each of the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their Affiliates, or any other Person and (B) none of the Administrative Agent, any Arranger nor any Lender has any obligation to the Borrowers or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and none of the Administrative Agent, any Arranger nor any Lender has any obligation to disclose any of such interests to the Borrowers or their Affiliates. To the fullest extent permitted by law, the Borrowers hereby waive and release any claims that they may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.17Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in this Agreement, any Loan Document, any Assignment and Assumption or in any amendment or other modification hereof or thereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.18USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the requirements of the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act and the Beneficial Ownership Regulation.

Section 10.19Judgment Currency.
(a)The obligations of the Borrowers hereunder and under the other Loan Documents to make payments in a specified currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to it under this Agreement or another Loan Document. If, for the purpose of obtaining or enforcing judgment against any Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the date on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).
(b)If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Borrower covenants and agrees to pay, or cause to be paid, or remit, or cause to be remitted, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
(c)For purposes of determining any rate of exchange or currency equivalent for this Section 10.19, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.
Section 10.20Acknowledgement and Consent to Bail-In. Solely to the extent any party hereto is an Affected Financial Institution and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution;
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction, in full or in part, or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 10.21Acknowledgement Regarding Any Supported QFCs. Prior to the date of this Agreement, the parties hereto have adhered to the ISDA 2018 U.S. Resolution Stay Protocol, as published by the International Swaps and Derivatives Association, Inc. as of July 31, 2018 (the “ISDA U.S. QFC Protocol”).  Accordingly, the terms of the ISDA U.S. QFC Protocol shall be incorporated into and form a part of each Loan Document to the extent such Loan Document constitutes a “Qualified Financial Contract” (as defined in the ISDA U.S. QFC Protocol).  For purposes of incorporating the ISDA U.S. QFC Protocol, each party shall be deemed to have the same status as a “Regulated Entity” and/or Adhering Party (as such terms are defined therein) applicable to it under the ISDA U.S. QFC Protocol and the applicable Loan Document shall be deemed to be a “Protocol Covered Agreement” (as defined therein) to the extent such Loan Document constitutes a Qualified Financial Contract.

Section 10.22Borrower Release. Any Borrower, other than AHL, may be removed as a Borrower upon execution and delivery by such Borrower to the Administrative Agent of a written notification to such effect and repayment in full of all Loans made to such Borrower and repayment in full of all other Obligations (other than contingent obligations for which no claim has been asserted) owing by such Borrower under this Agreement and the other Loan Documents (it being agreed that any such repayment shall be in accordance with the other terms of this Agreement) (a “Termination Letter”). Upon delivery of a Termination Letter with respect to any such Borrower and the satisfaction of the other requirements set forth in the preceding sentence, such Borrower shall be fully released and discharged from all Obligations under this Agreement and the other Loan Documents to which it is a party and shall no longer be party to this Agreement or any of the other Loan Documents and shall not constitute a “Borrower” hereunder or thereunder. The delivery of a Termination Letter with respect to any Borrower shall not terminate any Obligation of any other Borrower. Any Guarantor that ceases to be a Borrower as a result of delivery of a Termination Letter pursuant to this Section 10.22 shall be automatically released and forever discharged from its obligations under the Guaranty.
[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date set forth above.
ATHENE HOLDING LTD.
By: /s/ Louis-Jacques Tanguy
Name: Louis-Jacques Tanguy
Title: EVP, Chief Financial Officer
ATHENE ANNUITY RE LTD.
By: /s/ Bradley Molitor
Name: Bradley Molitor
Title: President

ATHENE USA CORPORATION
By: /s/ Michael Downing
Name: Michael Downing
Title: Co-President & Chief Operating Officer

ATHENE LIFE RE LTD.
By: /s/ Eric Henderson
Name: Eric Henderson
Title: Chief Actuary

[SIGNATURE PAGE TO CREDIT AGREEMENT]

CITIBANK, N.A., as Administrative Agent and a Lender
By: /s/ Maureen Maroney
Name: Maureen Maroney
Title: Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as a Lender
By: /s/ Sidhima Daruka
Name: Sidhima Daruka
Title: Director
[SIGNATURE PAGE TO CREDIT AGREEMENT]

BARCLAYS BANK PLC, as a Lender
By: /s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., as a Lender
By: /s/ Kristen M. Murphy
Name: Kristen M. Murphy
Title: Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

MORGAN STANLEY SENIOR BANK, N.A., as a Lender
By: /s/ Michael King
Name: Michael King
Title: Authorized Signatory

[SIGNATURE PAGE TO CREDIT AGREEMENT]

ROYAL BANK OF CANADA, as a Lender
By: /s/ Alex Figueroa
Name: Alex Figueroa
Title: Authorized Signatory

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By: /s/ Shane Klein
Name: Shane Klein
Title: Managing Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By: /s/ Michelle Huynh
Name: Michelle Huynh
Title: Executive Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]

BANK OF MONTREAL, as a Lender
By: /s/ Lauren Harte
Name: Lauren Harte
Title: Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]

BNP PARIBAS, as a Lender
By: /s/ Monica Hanson
Name: Monica Hanson
Title: Managing Director

By: /s/ Patrick Cunnane
Name: Patrick Cunnane
Title: Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender
By: /s/ Jorge Fries
Name: Jorge Fries
Title: Managing Director

By: /s/ Andrew Sidford
Name: Andrew Sidford
Title: Managing Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender
By: /s/ Douglas Darman
Name: Douglas Darman
Title: Director

By: /s/ Alison Lugo
Name: Alison Lugo
Title: Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

GOLDMAN SACHS BANK USA, as a Lender
By: /s/ Ananda DeRoche
Name: Ananda DeRoche
Title: Authorized Signatory

[SIGNATURE PAGE TO CREDIT AGREEMENT]

MIZUHO BANK, LTD., as a Lender
By: /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Managing Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SOCIÉTÉ GÉNÉRALE, as a Lender
By: /s/ Charles Kornberger
Name: Charles Kornberger
Title: Managing Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender
By: /s/ Betty Chang
Name: Betty Chang
Title: Authorized Signatory

[SIGNATURE PAGE TO CREDIT AGREEMENT]